                                 LOAN AGREEMENT



                         Dated as of December ___, 2005



                                     Between



                          RD ELMWOOD ASSOCIATES, L.P.,
                                   as Borrower



                                       and



                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.,
                                    as Lender

                                TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----
I.       DEFINITIONS; PRINCIPLES OF CONSTRUCTION.................................................................1
         Section 1.1         Definitions.........................................................................1
         Section 1.2         Principles of Construction.........................................................22
II.      GENERAL TERMS..........................................................................................22
         Section 2.1         Loan Commitment; Disbursement to Borrower..........................................22
         Section 2.2         Interest Rate......................................................................23
         Section 2.3         Loan Payment.......................................................................28
         Section 2.4         Prepayments........................................................................29
         Section 2.5         Defeasance.........................................................................30
         Section 2.6         Release of Property................................................................30
         Section 2.7         Lockbox Account/Cash Management....................................................31
III.     CONDITIONS PRECEDENT...................................................................................34
         Section 3.1         Conditions Precedent to Closing....................................................34
IV.      REPRESENTATIONS AND WARRANTIES.........................................................................38
         Section 4.1         Borrower Representations...........................................................38
         Section 4.2         Survival of Representations........................................................48
V.       BORROWER COVENANTS.....................................................................................48
         Section 5.1         Affirmative Covenants..............................................................48
         Section 5.2         Negative Covenants.................................................................58
VI.      INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS....................................................63
         Section 6.1         Insurance..........................................................................63
         Section 6.2         Casualty...........................................................................67
         Section 6.3         Condemnation.......................................................................67
         Section 6.4         Restoration........................................................................67
VII.     RESERVE FUNDS..........................................................................................72
         Section 7.1         Required Repairs...................................................................72
         Section 7.2         Tax and Insurance Escrow Fund......................................................73
         Section 7.3         Replacements Reserve...............................................................73
         Section 7.4         Rollover Reserve...................................................................77
         Section 7.5         Tenant Reserves....................................................................78
         Section 7.6         Reserve Funds, Generally...........................................................79
VIII.    DEFAULTS...............................................................................................79
         Section 8.1         Event of Default...................................................................79
         Section 8.2         Remedies...........................................................................81
         Section 8.3         Remedies Cumulative; Waivers.......................................................83
IX.      SPECIAL PROVISIONS.....................................................................................83
         Section 9.1         Sale of Notes and Securitization...................................................83
         Section 9.2         Securitization Indemnification.....................................................85
         Section 9.3         Exculpation........................................................................88
         Section 9.4         Matters Concerning Manager.........................................................89
         Section 9.5         Servicer...........................................................................90

X.       MISCELLANEOUS..........................................................................................90
         Section 10.1        Survival...........................................................................90
         Section 10.2        Lender's Discretion................................................................90
         Section 10.3        Governing Law......................................................................90
         Section 10.4        Modification, Waiver in Writing....................................................92
         Section 10.5        Delay Not a Waiver.................................................................92
         Section 10.6        Notices............................................................................92
         Section 10.7        Trial by Jury......................................................................93
         Section 10.8        Headings...........................................................................93
         Section 10.9        Severability.......................................................................93
         Section 10.10       Preferences........................................................................94
         Section 10.11       Waiver of Notice...................................................................94
         Section 10.12       Remedies of Borrower...............................................................94
         Section 10.13       Expenses; Indemnity................................................................94
         Section 10.14       Schedules Incorporated.............................................................95
         Section 10.15       Offsets, Counterclaims and Defenses................................................95
         Section 10.16       No Joint Venture or Partnership; No Third Party Beneficiaries......................96
         Section 10.17       Publicity..........................................................................96
         Section 10.18       Waiver of Marshalling of Assets....................................................96
         Section 10.19       Waiver of Counterclaim.............................................................96
         Section 10.20       Conflict; Construction of Documents; Reliance......................................96
         Section 10.21       Brokers and Financial Advisors.....................................................97
         Section 10.22       Prior Agreements...................................................................97
         Section 10.23       Joint and Several Liability........................................................97
         Section 10.24       Certain Additional Rights of Lender (VCOC).........................................97
         Section 10.25       MERS...............................................................................97

                                    SCHEDULES


Schedule I          -      Rent Roll

Schedule II         -      Required Repairs - Deadlines for Completion

Schedule III        -      Organizational Chart of Borrower

                                 LOAN AGREEMENT

                  THIS LOAN AGREEMENT, dated as of December ___, 2005 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "AGREEMENT"), between BEAR STEARNS COMMERCIAL MORTGAGE, INC., a New York corporation, having an address at 383 Madison Avenue, New York, New York 10179 ("LENDER") and RD ELMWOOD ASSOCIATES, L.P., a Delaware limited partnership, having its principal place of business at c/o Acadia Realty Trust, 1311 Mamaroneck Avenue - Suite 260, White Plains, New York 10605 ("BORROWER").

                              W I T N E S S E T H:

                  WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

                  WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

                  NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

                  I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION.

                  SECTION 1.1. DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

                  "ACQUIRED PROPERTY" shall have the meaning set forth in
Section 5.1.11(g)(i) hereof.

                  "ACQUIRED PROPERTY STATEMENTS" shall have the meaning set forth in Section 5.1.11(g)(i) hereof.

                  "ADDITIONAL INSOLVENCY OPINION" shall have the meaning set forth in Section 4.1.30(c) hereof.

                  "AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

                  "AFFILIATED LOANS" shall mean a loan made by Lender to an Affiliate of Borrower, Principal or Guarantor.

                  "AFFILIATED MANAGER" shall mean any Manager in which Borrower, Principal, or Guarantor has, directly or indirectly, any legal, beneficial or economic interest.

                  "AGENT" shall mean Wells Fargo Bank, N.A., a national banking institution, or any successor Eligible Institution acting as Agent under the Cash Management Agreement.

                  "AGREEMENT" shall mean this Loan Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "ALTA" shall mean American Land Title Association, or any successor thereto.

                  "ANNUAL BUDGET" shall mean the operating budget, including all planned Capital Expenditures, for the Property prepared by Borrower in accordance with Section 5.1.11.(e) hereof for the applicable Fiscal Year or other period.

                  "APPROVED ANNUAL BUDGET" shall have the meaning set forth in
Section 5.1.11(e) hereof.

                  "ASSIGNMENT OF LEASES" shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to MERS, as nominee of Lender as assignee, assigning to Lender all of Borrower's interest in and to the Leases and Rents of the Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "AWARD" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

                  "BANKRUPTCY ACTION" shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, in which such Person colludes with, or otherwise assists such Person, or causes to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

                  "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, 11 U.S.C. ss.101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights or any other Federal or state bankruptcy or insolvency law.

                  "BASIC CARRYING COSTS" shall mean, the sum of the following costs associated with the Property for the relevant Fiscal Year or payment period: (a) Taxes, (b) Other Charges and (c) Insurance Premiums.

                  "BORROWER" shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

                  "BSCMI" shall mean Bear Stearns Commercial Mortgage, Inc., a New York corporation, and its successors in interest.

                  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York, or the place of business of any Servicer are not open for business.

                  "CAPITAL EXPENDITURES" shall mean, for any period, the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

                  "CASH MANAGEMENT ACCOUNT" shall have the meaning set forth in
Section 2.7.2 hereof.

                  "CASH MANAGEMENT AGREEMENT" shall mean that certain Cash Management Agreement, dated as of the date hereof, by and among Borrower, Agent and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "CASUALTY" shall have the meaning set forth in Section 6.2 hereof.

                  "CASUALTY CONSULTANT" shall have the meaning set forth in
Section 6.4(b)(iii) hereof.

                  "CASUALTY RETAINAGE" shall have the meaning set forth in
Section 6.4(b)(iv) hereof.

                  "CLOSING DATE" shall mean the date of the funding of the Loan.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                  "CONDEMNATION" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

                  "CONDEMNATION PROCEEDS" shall have the meaning set forth in
Section 6.4(b).

                  "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. "CONTROLLED" and "CONTROLLING" shall have correlative meanings.

                  "COVERED DISCLOSURE INFORMATION" shall have the meaning set forth in Section 9.2(b) hereof.

                  "DEBT" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums (including the Defeasance Payment Amount, any Yield Maintenance Premium and any Yield Maintenance Default Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage or any other Loan Document.

                  "DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled principal and interest payments due under this Agreement and the Note.

                  "DEBT SERVICE COVERAGE RATIO" shall mean a ratio for the applicable period in which:

                  (a) the numerator is the Net Operating Income (excluding
                      interest on credit accounts and using annualized operating expenses for any recurring expenses not paid monthly (e.g., Taxes and Insurance Premiums)) for such period as set forth in the statements required hereunder, without deduction for (i) actual management fees incurred in connection with the operation of the Property, or (ii) amounts paid to the Reserve Funds, less (A) management fees equal to the greater of (1) assumed management fees of four percent (4%) of Gross Income from Operations or
                      (2) the actual management fees incurred, and (B) Replacement Reserve Fund contributions equal to $0.15 per square foot of gross leasable area at the Property, (C) Rollover Reserve Fund contributions equal to $43,000.00 per annum; and

                  (b) the denominator is the aggregate amount of principal and interest due and payable on the Note for such period.

                  "DEBT SERVICE COVERAGE RATIO DETERMINATION DATE" shall mean the date that Lender determines the Debt Service Coverage Ratio in accordance with this Agreement.

                  "DEFAULT" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

                  "DEFAULT RATE" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law or (b) five percent (5%) above the Interest Rate.

                  "DEFEASANCE DATE" shall have the meaning set forth in Section 2.5.1(a)(i) hereof.

                  "DEFEASANCE DEPOSIT" shall mean an amount equal to the remaining principal amount of the Note, the Defeasance Payment Amount, any costs and expenses incurred or to be incurred in the purchase of U.S. Obligations necessary to meet the Scheduled Defeasance Payments and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or otherwise required to accomplish the agreements of Sections 2.4 and 2.5 hereof (including, without limitation, any fees and expenses of accountants, attorneys and the Rating Agencies incurred in connection therewith).

                  "DEFEASANCE EVENT" shall have the meaning set forth in Section 2.5.1(a) hereof.

                  "DEFEASANCE EXPIRATION DATE" shall mean the date that is earlier to occur of (a) two (2) years from the "startup day" within the meaning of Section 860G(a)(9) of the Code for the REMIC Trust or (b) the third (3rd) anniversary of the first (1st) Payment Date.

                  "DEFEASANCE PAYMENT AMOUNT" shall mean the amount (if any) which, when added to the remaining principal amount of the Note, will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments.

                  "DISCLOSURE DOCUMENT" shall mean a prospectus, prospectus supplement, private placement memorandum, or similar offering memorandum or offering circular, or such other information reasonably requested by Lender, in each case in preliminary or final form, used to offer Securities in connection with a Securitization.

                  "ELIGIBLE ACCOUNT" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. ss.9.10(b), having in either case a combined capital and surplus of at least Fifty Million and 00/100 Dollars ($50,000,000.00) and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

                  "ELIGIBLE INSTITUTION" shall mean a depository institution or trust company, the short term unsecured debt obligations or commercial paper of which are rated at least "A-1+" by S&P, "P-1" by Moody's and "F-1+" by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long-term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's).

                  "EMBARGOED PERSON" shall have the meaning set forth in Section
5.1.23 hereof.

                  "ENVIRONMENTAL INDEMNITY" shall mean that certain Environmental Indemnification Agreement, dated as of the date hereof, executed by Borrower, Principal and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

                  "EVENT OF DEFAULT" shall have the meaning set forth in Section 8.1(a) hereof.

                  "EXCHANGE ACT" shall have the meaning set forth in Section 9.2(a) hereof.

                  "EXCHANGE ACT FILING" shall have the meaning set forth in
Section 5.1.11(h) hereof.

                  "EXTRAORDINARY EXPENSE" shall have the meaning set forth in
Section 5.1.11(d) hereof.

                  "FISCAL YEAR" shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

                  "FITCH" shall mean Fitch, Inc.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

                  "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

                  "GROSS INCOME FROM OPERATIONS" shall mean, for any period, all sustainable income, computed in accordance with GAAP, derived from the ownership and operation of the Property from whatever source during such period, including, but not limited to, Rents from tenants in occupancy, open for business and paying full contractual rent without right of offset or credit, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, income from vending machines, business interruption or other loss of income or rental insurance proceeds or other required pass-throughs and interest on Reserve Accounts, if any, but excluding Rents from month-to-month tenants, straight line lease adjustments, or tenants that are included in any Bankruptcy Action, sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, Insurance Proceeds (other than business interruption or other loss of income or rental insurance), Awards, unforfeited security deposits, utility and other similar deposits and any disbursements to Borrower from the Reserve Funds, if any. Gross income shall not be diminished as a result of the Mortgage or the creation of any intervening estate or interest in the Property or any part thereof.

                  "GUARANTOR" shall mean Acadia Realty Limited Partnership, a Delaware limited partnership.

                  "GUARANTY" shall mean that certain Guaranty Agreement, dated as of the date hereof, executed and delivered by Guarantor in connection with the Loan to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "IMPROVEMENTS" shall have the meaning set forth in the granting clause of the Mortgage.

                  "INDEBTEDNESS" of a Person, at a particular date, means the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt or preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed (other than the Permitted Encumbrances).

                  "INDEMNIFIED PERSON" shall have the meaning set forth in
Section 9.2(b) hereof.

                  "INDEMNIFYING PERSON" shall mean each of Borrower, Principal and Guarantor.

                  "INDEPENDENT DIRECTOR" shall mean a natural person serving as director of a corporation or manager of a limited liability company who is not at the time of initial appointment, or at any time while serving in such capacity, and has not been at any time during the preceding five (5) years: (a) a stockholder, director (with the exception of serving as the Independent Director of Borrower or Principal), trustee, officer, employee, partner, member, attorney or counsel of the Borrower or Principal or any Affiliate of either of them; (b) a creditor, customer, supplier or other Person who derives any of its purchases or revenues from its activities with the Borrower or Principal or any Affiliate of either of them; (c) a Person or other entity Controlling or under common Control with any Person excluded from serving as Independent Director under subparagraph (a) or (b); or (d) a member of the immediate family of any Person excluded from serving as Independent Director under subparagraph (a) or
(b). A natural person who satisfies the foregoing definition other than subparagraph (b) shall not be disqualified from serving as an Independent Director of the Principal if such individual is an independent director provided by a nationally-recognized company that provides professional independent directors and that also provides other corporate services in the ordinary course of its business. A natural person who otherwise satisfies the foregoing definition except for being the independent director of a "special purpose entity" affiliated with Borrower or Principal shall not be disqualified from serving as an Independent Director of Borrower or Principal if such "special purpose entity" does not own a direct or indirect equity interest in Borrower or in any co-borrower and if such individual is provided by a nationally-recognized company that provides professional independent directors. For purposes of this paragraph, a "special purpose entity" is an entity, whose organizational documents contain restrictions on its activities substantially similar to those set forth in the definition of Special Purpose Entity in this Agreement.

                  "INSOLVENCY OPINION" shall mean that certain non-consolidation opinion letter dated the date hereof delivered by Levenfeld Pearlstein, LLC in connection with the Loan.

                  "INSURANCE PREMIUMS" shall have the meaning set forth in
Section 6.1(b) hereof.

                  "INSURANCE PROCEEDS" shall have the meaning set forth in
Section 6.4(b) hereof.

                  "INTEREST RATE" shall mean a rate of Five and Five Hundred Thirty-One Thousandths percent (5.531%) per annum.

                  "LEASE" shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property by or on behalf of Borrower, and (a) every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

                  "LEGAL REQUIREMENTS" shall mean, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower, the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

                  "LENDER" shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

                  "LIABILITIES" shall have the meaning set forth in Section 9.2(b) hereof.

                  "LICENSES" shall have the meaning set forth in Section 4.1.22 hereof.

                  "LIEN" shall mean, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

                  "LOAN" shall mean the loan made by Lender to Borrower pursuant to this Agreement.

                  "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases, the Environmental Indemnity, the O&M Agreement, the Guaranty, the Cash Management Agreement and all other documents executed and/or delivered in connection with the Loan.

                  "LOCKBOX ACCOUNT" shall have the meaning set forth in Section
2.7.1 hereof.

                  "LOCKBOX AGREEMENT" shall mean that certain Lockbox and Blocked Account Agreement dated the date hereof among Borrower, Lender and Lockbox Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to funds deposited in the Lockbox Account.

                  "LOCKBOX BANK" shall mean Wells Fargo, N.A., or any successor or permitted assigns thereof.

                  "LOCKBOX TRIGGER CURE": shall mean (a) with respect to a Lockbox Trigger Event described in clause (a) of the definition thereof, the acceptance of a cure of the related Event of Default by Lender, (b) with respect to a Lockbox Trigger Event caused by (i) a Material Action relating to Manager, the replacement of such Manager with a Qualified Manager within sixty (60) days of the occurrence of the related Material Action and (ii) a Material Action relating to Pathmark. and or Walgreen, (x) the reletting of at least seventy-five percent (75%) (on a square footage basis) of the space previously occupied by Pathmark and/or Walgreen, as the case may be, as of the Closing Date pursuant to Leases reasonably acceptable to Lender and the tenants thereunder are in possession, open for business and paying rent as evidenced by estoppel certificates reasonably acceptable to Lender and (y) the Debt Service Coverage Ratio thereafter equaling or exceeding 1.10 to 1.0 for two (2) consecutive calendar quarters, (c) with respect to a Lockbox Trigger Event described in clause (d) of the definition thereof, the Property maintaining a Debt Service Coverage Ratio of 1.05 to 1.0 for one calendar quarter on a trailing six month basis annualized; provided, however, in no event shall there be more than two
(2) Lockbox Trigger Cures in any twelve (12) month period or more than four (4) Lockbox Trigger Cures during the term of the Loan.

                  "LOCKBOX TRIGGER EVENT" shall mean, (a) an Event of Default shall have occurred, (b) the insolvency of Borrower, the Manager, Pathmark and/or Walgreen, (c) if Pathmark and/or Walgreen shall cease its respective operations at the Property, or (d) that as of any Debt Service Coverage Ratio Determination Date the Debt Service Coverage Ratio for the trailing twelve (12) month period, as determined by Lender in accordance with the applicable provisions of this Agreement, is less than 1.05 to 1.

                  "LOCKBOX TRIGGER EVENT PERIOD" shall have the meaning set forth in the Cash Management Agreement.

                  "MANAGEMENT AGREEMENT" shall mean any management agreement entered into by and between Borrower and Manager, pursuant to which Manager is to provide management and other services with respect to the Property, or, if the context requires, the Replacement Management Agreement.

                  "MANAGER" shall mean a Qualified Manager who is managing the Property in accordance with the terms and provisions of this Agreement pursuant to a Management Agreement or a Replacement Management Agreement, as applicable.

                  "MATERIAL ACTION" means, with respect to any Person, to file any insolvency or reorganization case or proceeding, to institute proceedings to have such Person be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against such Person, to file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for such Person or a substantial part of its property, to make any assignment for the benefit of creditors of such Person, to admit in writing such Person's inability to pay its debts generally as they become due, or to take action in furtherance of any of the foregoing.

                  "MATURITY DATE" shall mean January 1, 2016, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

                  "MAXIMUM LEGAL RATE" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

                  "MERS" shall have the meaning set forth in Section 10.25 hereof.

                  "MONTHLY DEBT SERVICE PAYMENT AMOUNT" shall mean (a) an amount equal to interest in an amount equal to $5,315.91 per day only on the outstanding principal balance of the Loan, calculated in accordance with the terms hereof, for each Payment Date commencing with the Payment Date occurring in February, 2006 through and including the Payment Date occurring in January, 2010 and (b) a constant monthly payment of $197,128.49 with respect to each Payment Date thereafter.

                  "MOODY'S" shall mean Moody's Investors Service, Inc.

                  "MORTGAGE" shall mean, that certain first priority Mortgage (or Deed of Trust or Deed to Secure Debt) and Security Agreement, dated the date hereof, executed and delivered by Borrower to MERS, as nominee of Lender, as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "NET CASH FLOW" shall mean, for any period, the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

                  "NET CASH FLOW SCHEDULE" shall have the meaning set forth in
Section 5.1.11(b) hereof.

                  "NET OPERATING INCOME" shall mean the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

                  "NET PROCEEDS" shall have the meaning set forth in Section 6.4(b) hereof.

                  "NET PROCEEDS DEFICIENCY" shall have the meaning set forth in
Section 6.4(b)(vi) hereof.

                  "NOTE" shall mean that certain Promissory Note, dated the date hereof, in the principal amount of Thirty-Four Million Six Hundred Thousand and 00/100 Dollars ($34,600,000), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, including any Defeased Note and Undefeased Note that may exist from time to time.

                  "O&M AGREEMENT" shall mean, that certain Operations and Maintenance Agreement, dated as of the date hereof, between Borrower and Lender given in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                   "OFFICER'S CERTIFICATE" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized officer of the general partner or managing member of Borrower.

                  "OPERATING EXPENSES" shall mean the total of all expenditures, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Property that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation, Debt Service, Capital Expenditures and contributions to the Reserve Funds.

                  "OTHER CHARGES" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

                  "OTHER OBLIGATIONS" shall have the meaning as set forth in the Mortgage.

                  "PATHMARK" shall mean Parthmark Stores, Inc.

                  "PAYMENT DATE" shall mean the first (1st) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day.

                   "PERMITTED ENCUMBRANCES" shall mean, with respect to the Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion, which Permitted Encumbrances in the aggregate do not materially adversely affect the value or use of the Property or Borrower's ability to repay the Loan.

                  "PERMITTED INVESTMENTS" shall have the meaning set forth in the Cash Management Agreement.

                  "PERMITTED RELEASE DATE" shall mean the date that is the third
(3rd) anniversary of the first Payment Date.

                  "PERMITTED TRANSFER" means any of the following: (a) any transfer, directly as a result of the death of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by the decedent in question to the Person or Persons lawfully entitled thereto and (b) any transfer, directly as a result of the legal incapacity of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by such natural person to the Person or Persons lawfully entitled thereto.

                  "PERSON" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                  "PERSONAL PROPERTY" shall have the meaning set forth in the granting clause of the Mortgage.

                  "PHYSICAL CONDITIONS REPORT" shall mean, a structural engineering report prepared by a company satisfactory to Lender regarding the physical condition of the Property, satisfactory in form and substance to Lender in its sole discretion, which report shall, among other things, (a) confirm that the Property and its use complies, in all material respects, with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and (b) include a copy of a final certificate of occupancy with respect to all Improvements on the Property.

                  "POLICIES" shall have the meaning specified in Section 6.1(b) hereof.

                  "POLICY" shall have the meaning specified in Section 6.1(b) hereof.

                  "PREPAYMENT RATE" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of such Prepayment Rate Determination Date. If more than one issue of United States Treasury Securities has the same remaining term to the Maturity Date, the "Prepayment Rate" shall be the yield on such United States Treasury Security most recently issued as of the Prepayment Rate Determination Date. The rate so published shall control absent manifest error. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15 (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

                  "PREPAYMENT RATE DETERMINATION DATE" shall mean the date which is five (5) Business Days prior to the date that such prepayment shall be applied in accordance with the terms and provisions of Section 2.4.1 hereof.

                  "PRINCIPAL" shall mean the Special Purpose Entity that is the general partner of Borrower, if Borrower is a limited partnership, or member of Borrower, if Borrower is a limited liability company.

                  "PROPERTY" shall mean the parcel of real property, the Improvements thereon and all personal property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clauses of the Mortgage and referred to therein as the "Property".

                  "PROVIDED INFORMATION" shall mean any and all financial and other information provided at any time prepared by, or on behalf of, any Indemnifying Person with respect to the Property, Borrower, Principal, Guarantor and/or Manager, including, without limitation, any financial data or financial statements required under Section 5.1.11.

                  "QUALIFIED MANAGER" shall mean in the reasonable judgment of Lender, a reputable and experienced management organization (which may be an Affiliate of Borrower) possessing experience in managing properties similar in size, scope, use and value as the Property, provided, that Borrower shall have obtained (i) prior written confirmation from the applicable Rating Agencies that management of the Property by such Person will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof and (ii) if such Person is an Affiliate of Borrower, an Additional Insolvency Opinion.

                  "RATING AGENCIES" shall mean each of S&P, Moody's and Fitch, or any other nationally recognized statistical rating agency which has been approved by Lender.

                  "RELATED ENTITIES" shall have the meaning set forth in Section 5.2.10(e) hereof.

                  "RELATED LOAN" shall mean a loan made to an Affiliate of Borrower or secured by a Related Property, that is included in a Securitization with the Loan.

                  "RELATED PARTIES" shall have the meaning set forth in the definition of Special Purpose Entity.

                  "RELATED PARTY" shall have the meaning set forth in the definition of Special Purpose Entity.

                  "RELATED PROPERTY" shall mean a parcel of real property, together with improvements thereon and personal property related thereto, that is "related", within the meaning of the definition of Significant Obligor, to one or more of the Properties.

                  "REMIC TRUST" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code that holds the Note.

                  "RENTS" shall mean, all rents (including percentage rents), rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, all other amounts payable as rent under any Lease or other agreement relating to the Property, including, without limitation, charges for electricity, oil, gas, water, steam, heat, ventilation, air-conditioning and any other energy, telecommunication, telephone, utility or similar items or time use charges, HVAC equipment charges, sprinkler charges, escalation charges, license fees, maintenance fees, charges for Taxes, Operating Expenses or other reimbursables payable to Borrower (or to the Manager, if any, for the account of Borrower) under any Lease, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Property.


                  "REPLACEMENT MANAGEMENT AGREEMENT" shall mean, collectively,
(a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, provided, with respect to this subclause (ii), Lender, at its option, may require that Borrower shall have obtained prior written confirmation from the applicable Rating Agencies that such management agreement will not cause a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof and (b) an assignment of management agreement and subordination of management fees substantially in the form then used by Lender (or of such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower's expense.

                  "REPLACEMENT RESERVE ACCOUNT" shall have the meaning set forth in Section 7.3.1 hereof.

                  "REPLACEMENT RESERVE FUND" shall have the meaning set forth in
Section 7.3.1 hereof.

                  "REPLACEMENT RESERVE MONTHLY DEPOSIT" shall have the meaning set forth in Section 7.3.1 hereof.

                  "REPLACEMENTS" shall have the meaning set forth in Section
7.3.1 hereof.

                  "RESERVE FUNDS" shall mean, collectively, the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Required Repair Fund, the Rollover Reserve Fund and any other escrow fund established by the Loan Documents.

                  "RESIZING EVENT" shall have the meaning set forth in Section 9.1.2.

                  "RESTORATION" shall mean the repair and restoration of the Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

                  "RESTRICTED PARTY" shall mean collectively, (a) Borrower, Principal, any Guarantor, and any Affiliated Manager and (b) any shareholder, partner, member, non-member manager, any direct or indirect legal or beneficial owner of, Borrower, Principal, any Guarantor, any Affiliated Manager or any non-member manager.

                  "ROLLOVER RESERVE ACCOUNT" shall have the meaning set forth in
Section 7.4.1 hereof.

                  "ROLLOVER RESERVE FUND" shall have the meaning set forth in
Section 7.4.1 hereof.

                  "S&P" shall mean Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies.

                  "SALE OR PLEDGE" shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance, pledge, grant of option or other transfer or disposal of a legal or beneficial interest, whether direct or indirect.

                  "SCHEDULED DEFEASANCE PAYMENTS" shall have the meaning set forth in Section 2.5.1(b) hereof.

                  "SECURITIES" shall have the meaning set forth in Section 9.1 hereof.

                  "SECURITIES ACT" shall have the meaning set forth in Section 9.2(a) hereof.

                  "SECURITIZATION" shall have the meaning set forth in Section
9.1 hereof.

                  "SECURITY AGREEMENT" shall have the meaning set forth in
Section 2.5.1(a)(vi) hereof.

                  "SERVICER" shall have the meaning set forth in Section 9.5 hereof.

                  "SERVICING AGREEMENT" shall have the meaning set forth in
Section 9.5 hereof.

                  "SEVERED LOAN DOCUMENTS" shall have the meaning set forth in
Section 8.2(c) hereof.

                  "SIGNIFICANT OBLIGOR" shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.

                  "SPECIAL PURPOSE ENTITY" shall mean a corporation, limited partnership or limited liability company that, since the date of its formation and at all times on and after the date thereof, has complied with and shall at all times comply with the following requirements unless it has received either prior consent to do otherwise from Lender or a permitted administrative agent thereof, or, while the Loan is securitized, confirmation from each of the applicable Rating Agencies that such noncompliance would not result in the requalification, withdrawal, or downgrade of the ratings of any Securities or any class thereof:

                      (i) is and shall be organized solely for the purpose of
                  (A) in the case of Borrower, acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Property, entering into and performing its obligations under the Loan Documents with Lender, refinancing the Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; or (B) in the case of a Principal, acting as a general partner of the limited partnership that owns the Property or as member of the limited liability company that owns the Property and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;

                      (ii) has not engaged and shall not engage in any business
                  unrelated to (A) the acquisition, development, ownership, management or operation of the Property, or (B) in the case of a Principal, acting as general partner of the limited partnership that owns the Property or acting as a member of the limited liability company that owns the Property, as applicable;

                      (iii) has not owned and shall not own any real property
                  other than, in the case of Borrower, the Property;

                      (iv) does not have, shall not have and at no time had any
                  assets other than (A) in the case of Borrower, the Property and personal property necessary or incidental to its ownership and operation of the Property or (B) in the case of a Principal, its partnership interest in the limited partnership or the member interest in the limited liability company that owns the Property and personal property necessary or incidental to its ownership of such interests;

                      (v) has not engaged in, sought, consented or permitted to
                  and shall not engage in, seek, consent to or permit (A) any dissolution, winding up, liquidation, consolidation or merger,
                  (B) any sale or other transfer of all or substantially all of its assets or any sale of assets outside the ordinary course of its business, except as permitted by the Loan Documents, or
                  (C) in the case of a Principal, any transfer of its partnership or membership interests; (vi) shall not cause, consent to or permit any amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation, operating agreement or other formation document or organizational document (as applicable) with respect to the matters set forth in this definition;

                      (vii) if such entity is a limited partnership, has and
                  shall have at least one general partner and has and shall have, as its only general partners, Special Purpose Entities each of which (A) is a corporation or single-member Delaware limited liability company, (B) has one Independent Director, and (C) holds a direct interest as general partner in the limited partnership of not less than 0.5% (or 0.1%, if the limited partnership is a Delaware entity);

                      (viii) if such entity is a corporation, has and shall have at least one (1) Independent Director, and shall not cause or permit the board of directors of such entity to take any Material Action either with respect to itself or, if the corporation is a Principal, with respect to Borrower or any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors unless one Independent Director shall have participated in such vote and shall have voted in favor of such action;

                      (ix) if such entity is a limited liability company (other
                  than a limited liability company meeting all of the requirements applicable to a single-member limited liability company set forth in this definition of "Special Purpose Entity"), has and shall have at least one (1) member that is a Special Purpose Entity, that is a corporation, that has at least one (1) Independent Director and that directly owns at least one-half-of-one percent (0.5%) of the equity of the limited liability company (or 0.1% if the limited liability company is a Delaware entity);

                      (x) if such entity is a single-member limited liability
                  company, (A) is and shall be a Delaware limited liability company, (B) has and shall have at least one (1) Independent Director serving as manager of such company, (C) shall not take any Material Action and shall not cause or permit the members or managers of such entity to take any Material Action, either with respect to itself or, if the company is a Principal, with respect to Borrower, in each case unless one Independent Director then serving as manager of the company shall have participated and consented in writing to such action, and (D) has and shall have either (1) a member which owns no economic interest in the company, has signed the company's limited liability company agreement and has no obligation to make capital contributions to the company, or
                  (2) two natural persons or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the withdrawal or dissolution of the last remaining member of the company;

                      (xi) has not and shall not (and, if such entity is (a) a
                  limited liability company, has and shall have a limited liability agreement or an operating agreement, as applicable,
                  (b) a limited partnership, has a limited partnership agreement, or (c) a corporation, has a certificate of incorporation or articles that, in each case, provide that such entity shall not) (1) dissolve, merge, liquidate, consolidate; (2) sell all or substantially all of its assets;
                  (3) amend its organizational documents with respect to the matters set forth in this definition without the consent of Lender; or (4) without the affirmative vote of one Independent Director of itself or the consent of a Principal that is a member or general partner in it: (A) file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding, institute any proceedings under any applicable insolvency law or otherwise seek relief under any laws relating to the relief from debts or the protection of debtors generally, file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings; (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the entity or a substantial portion of its property; (C) make an assignment for the benefit of the creditors of the entity; or (D) take any action in furtherance of any of the foregoing;

                      (xii) has at all times been and shall at all times remain
                  solvent and has paid and shall pay its debts and liabilities (including, a fairly-allocated portion of any personnel and overhead expenses that it shares with any Affiliate) from its assets as the same shall become due, and has maintained and shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

                      (xiii) has not failed and shall not fail to correct any
                  known misunderstanding regarding the separate identity of such entity and has not identified and shall not identify itself as a division of any other Person;

                      (xiv) has maintained and shall maintain its bank accounts, books of account, books and records separate from those of any other Person and, to the extent that it is required to file tax returns under applicable law, has filed and shall file its own tax returns, except to the extent that it is required by law to file consolidated tax returns and, if it is a corporation, has not filed and shall not file a consolidated federal income tax return with any other corporation, except to the extent that it is required by law to file consolidated tax returns;

                      (xv) has maintained and shall maintain its own records,
                  books, resolutions and agreements;

                      (xvi) has not commingled and shall not commingle its funds or assets with those of any other Person and has not participated and shall not participate in any cash management system with any other Person;

                      (xvii) has held and shall hold its assets in its own name;

                      (xviii) has conducted and shall conduct its business in
                  its name or in a name franchised or licensed to it by an entity other than an Affiliate of itself or of Borrower, except for business conducted on behalf of itself by another Person under a business management services agreement that is on commercially-reasonable terms, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;

                      (xix) (A) has maintained and shall maintain its financial
                  statements, accounting records and other entity documents separate from those of any other Person; (B) has shown and shall show, in its financial statements, its asset and liabilities separate and apart from those of any other Person; and (C) has not permitted and shall not permit its assets to be listed as assets on the financial statement of any of its Affiliates except as required by GAAP; provided, however, that any such consolidated financial statement contains a note indicating that the Special Purpose Entity's separate assets and credit are not available to pay the debts of such Affiliate and that the Special Purpose Entity's liabilities do not constitute obligations of the consolidated entity;

                      (xx) has paid and shall pay its own liabilities and
                  expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and shall maintain a sufficient number of employees in light of its contemplated business operations;

                      (xxi) has observed and shall observe all partnership,
                  corporate or limited liability company formalities, as applicable;

                      (xxii) has not incurred any Indebtedness other than (i)
                  acquisition financing with respect to the Property; construction financing with respect to the Improvements and certain off-site improvements required by municipal and other authorities as conditions to the construction of the Improvements; and first mortgage financings secured by the Property; and Indebtedness pursuant to letters of credit, guaranties, interest rate protection agreements and other similar instruments executed and delivered in connection with such financings, (ii) unsecured trade payables and operational debt not evidenced by a note, and (iii) Indebtedness incurred in the financing of equipment and other personal property used on the Property;

                      (xxiii) has not incurred and shall have no Indebtedness
                  other than (i) the Loan, (ii) liabilities incurred in the ordinary course of business relating to the ownership and operation of the Property and the routine administration of Borrower, in amounts not to exceed $690,000 which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, and
                  (iii) such other liabilities that are permitted pursuant to this Agreement;

                      (xxiv) has not assumed, guaranteed or become obligated and shall not assume or guarantee or become obligated for the debts of any other Person, has not held out and shall not hold out its credit as being available to satisfy the obligations of any other Person or has not pledged and shall not pledge its assets for the benefit of any other Person, in each case except as permitted pursuant to this Agreement;

                      (xxv) has not acquired and shall not acquire obligations
                  or securities of its partners, members or shareholders or any other owner or Affiliate;

                      (xxvi) has allocated and shall allocate fairly and
                  reasonably any overhead expenses that are shared with any of its Affiliates, constituents, or owners, or any guarantors of any of their respective obligations, or any Affiliate of any of the foregoing (individually, a "Related Party" and collectively, the "Related Parties"), including, but not limited to, paying for shared office space and for services performed by any employee of an Affiliate;

                      (xxvii) has maintained and used and shall maintain and use separate stationery, invoices and checks bearing its name and not bearing the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity's agent;

                      (xxviii) has not pledged and shall not pledge its assets
                  to or for the benefit of any other Person other than with respect to loans secured by the Property and no such pledge remains outstanding except to Lender to secure the Loan;

                      (xxix) has held itself out and identified itself and shall hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person;

                      (xxx) has maintained and shall maintain its assets in such a manner that it shall not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

                      (xxxi) has not made and shall not make loans to any Person and has not held and shall not hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

                      (xxxii) has not identified and shall not identify its
                  partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself and shall not identify itself as a division of any other Person;

                      (xxxiii) other than capital contributions and
                  distributions permitted under the terms of its organizational documents, has not entered into or been a party to, and shall not enter into or be a party to, any transaction with any of its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are commercially reasonable terms comparable to those of an arm's-length transaction with an unrelated third party;

                      (xxxiv) has not had and shall not have any obligation to,
                  and has not indemnified and shall not indemnify its partners, officers, directors or members, as the case may be, in each case unless such an obligation or indemnification is fully subordinated to the Debt and shall not constitute a claim against it in the event that its cash flow is insufficient to pay the Debt;

                      (xxxv) if such entity is a corporation, has considered and shall consider the interests of its creditors in connection with all corporate actions;

                      (xxxvi) has not had and shall not have any of its
                  obligations guaranteed by any Affiliate except as provided by the Loan Documents;

                      (xxxvii) has not formed, acquired or held and shall not
                  form, acquire or hold any subsidiary, except that a Principal may acquire and hold its interest in Borrower;

                      (xxxviii) has complied and shall comply with all of the
                  terms and provisions contained in its organizational documents.

                      (xxxix) has conducted and shall conduct its business so
                  that each of the assumptions made about it and each of the facts stated about it in the Insolvency Opinion are true;

                      (xl) has not permitted and shall not permit any Affiliate
                  or constituent party independent access to its bank accounts;

                      (xli) is and shall continue to be duly formed, validly
                  existing, and in good standing in the state of its incorporation or formation and in all other jurisdictions where it is qualified to do business;

                      (xlii) has paid all taxes which it owes and is not
                  currently involved in any dispute with any taxing authority;

                      (xliii) is not now party to any lawsuit, arbitration,
                  summons, or legal proceeding that resulted in a judgment against it that has not been paid in full;

                      (xliv) has no judgments or Liens of any nature against it
                  except for tax liens not yet due and the Permitted
                  Encumbrances;

                      (xlv) has provided Lender with complete financial
                  statements that reflect a fair and accurate view of the entity's financial condition; and

                      (xlvi) has no material contingent or actual obligations
                  not related to the Property.

                  "STATE" shall mean, the State or Commonwealth in which the Property or any part thereof is located.

                  "SUCCESSOR BORROWER" shall have the meaning set forth in
Section 2.5.3 hereof.

                  "SURVEY" shall mean a survey of the Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender.

                  "TAX AND INSURANCE ESCROW FUND" shall have the meaning set forth in Section 7.2 hereof.

                  "TAXES" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof.

                  "THRESHOLD AMOUNT" shall have the meaning set forth in Section
5.1.21 hereof.

                  "TITLE INSURANCE POLICY" shall mean, an ALTA mortgagee title insurance policy in the form acceptable to Lender (or, if the Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to the Property and insuring the lien of the Mortgage.

                  "TRANSFER" shall have the meaning set forth in Section 5.2.10(b) hereof.

                  "TRANSFEREE" shall have the meaning set forth in Section 5.2.10(e)(iii) hereof.

                  "TRANSFEREE'S PRINCIPALS" shall mean collectively, (A) Transferee's managing members, general partners or principal shareholders and
(B) such other members, partners or shareholders which directly or indirectly shall own a fifty-one percent (51%) or greater economic and voting interest in Transferee..
                  "UCC" or "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the State in which the Property is located.

                  "U.S. OBLIGATIONS" shall mean non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, (b) other non-callable "government securities" as defined in Treasury Regulations Section 1.860G-2(a)(8)(i), as amended, which will not result in a downgrade, withdrawal or qualification of the ratings for the Securities or any class thereof issued in connection with a Securitization which are then outstanding (c) issued by an agency of the United States of America only if (i) the Rating Agencies provide confirmation acceptable to Lender in its sole discretion which will not result in a downgrade, withdrawal or qualification of the ratings for the Securities or any class thereof issued in connection with a Securitization which are then outstanding and (ii) a tax opinion provided by Borrower's counsel in form and substance acceptable to Lender in its sole discretion confirming that, if a Securitization has occurred, the REMIC trust formed pursuant to such Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code or (d) other instruments which, if a Securitization has occurred, the REMIC Trust formed pursuant to such Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code and which will not result in a downgrade, withdrawal or qualification of the ratings for the Securities or any class thereof issued in connection with a Securitization which are then outstanding.

                  "WALGREEN" shall mean Walgreen Eastern Co., Inc.

                  "YIELD MAINTENANCE DEFAULT PREMIUM" shall mean an amount equal to the greater of (a) five percent (5%) of the outstanding principal balance of the Loan to be prepaid or satisfied and (b) the Defeasance Payment Amount that would be required if a Defeasance Event were to occur at such time (whether or not then permitted) in an amount equal to the outstanding principal amount of the Loan to be prepaid or satisfied.

                  "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all outstanding principal and interest on the Loan is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

                  SECTION 1.2 PRINCIPLES OF CONSTRUCTION. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

                  II. GENERAL TERMS

                  SECTION 2.1 LOAN COMMITMENT; DISBURSEMENT TO BORROWER.

                  2.1.1 AGREEMENT TO LEND AND BORROW. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

                  2.1.2 SINGLE DISBURSEMENT TO BORROWER. Borrower may request and receive only one (1) borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

                  2.1.3 THE NOTE, MORTGAGE AND LOAN DOCUMENTS. The Loan shall be evidenced by the Note and secured by the Mortgage, the Assignment of Leases and the other Loan Documents.

                  2.1.4 USE OF PROCEEDS. Borrower shall use the proceeds of the Loan to (a) acquire the Property or repay and discharge any existing loans relating to the Property, (b) pay all past-due Basic Carrying Costs, if any, with respect to the Property, (c) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (d) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (e) fund any working capital requirements of the Property and (f) distribute the balance, if any, to Borrower.

                  SECTION 2.2 INTEREST RATE.

                  2.2.1 INTEREST RATE. Interest on the outstanding principal balance of the Loan shall accrue from (and include) the Closing Date to but excluding the Maturity Date at the Interest Rate.

                  2.2.2 INTEREST CALCULATION. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by
(b) a daily rate based on a three hundred sixty (360) day year by (c) the outstanding principal balance.

                  2.2.3 DEFAULT RATE. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by law, all accrued and unpaid interest in respect of the Loan and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

                  2.2.4 USURY SAVINGS. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

                  SECTION 2.3 LOAN PAYMENT.

                  2.3.1 MONTHLY DEBT SERVICE PAYMENTS. Borrower shall pay to Lender (a) on the Closing Date, an amount equal to interest only on the outstanding principal balance of the Loan from the Closing Date up to and including December 31, 2005 and (b) on each Payment Date thereafter up to and including the Maturity Date, Borrower shall make a payment to Lender of principal and interest in an amount equal to the Monthly Debt Service Payment Amount, which payments shall be applied first to accrued and unpaid interest and the balance to principal.

                  2.3.2 PAYMENTS GENERALLY. The first (1st) interest accrual period hereunder shall commence on and include the Closing Date and shall end on and include December 31, 2005. Each interest accrual period thereafter shall commence on the first (1st) day of each calendar month during the term of this Agreement and shall end on and include the final calendar date of such calendar month. For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day and with respect to payments of principal due on the Maturity Date, interest shall be payable at the Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date. All amounts due under this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

                  2.3.3 PAYMENT ON MATURITY DATE. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents.

                  2.3.4 LATE PAYMENT CHARGE. If any principal, interest or any other sums due under the Loan Documents (including the amounts due on the Maturity Date) are not paid by Borrower on or prior to the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the Maximum Legal Rate in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.

                  2.3.5 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 11:00 A.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender's office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

                  SECTION 2.4 PREPAYMENTS.

                  2.4.1 VOLUNTARY PREPAYMENTS. Except as otherwise provided in this Section 2.4.1 and Section 2.4.2, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date. If for any reason Borrower prepays the Loan on a date other than a Payment Date, Borrower shall pay Lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan through and including the Payment Date next occurring following the date of such prepayment. Notwithstanding anything to the contrary contained herein, commencing on the Payment Date two (2) months prior to the Maturity Date, or on any Payment Date thereafter (or on after date thereafter, provided that interest is paid through the next Payment Date), Borrower may, at its option, prepay the Debt in whole or in part without payment of the Yield Maintenance Premium.

                  2.4.2 MANDATORY PREPAYMENTS. On the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for the Restoration of the Property or otherwise remit such Net Proceeds to Borrower pursuant to Section 6.4 hereof, Borrower shall prepay or authorize Lender to apply Net Proceeds as a prepayment of all or a portion of the outstanding principal balance of the Loan together with accrued interest and any other sums due hereunder in an amount equal to one hundred percent (100%) of such Net Proceeds; provided, however, if an Event of Default has occurred and is continuing, Lender may apply such Net Proceeds to the Debt (until paid in full) in any order or priority in its sole discretion. Other than following an Event of Default, no Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2.

                  2.4.3 PREPAYMENTS AFTER DEFAULT. If following an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender, such tender or recovery shall be (a) made on the next occurring Payment Date together with the Monthly Debt Service Payment and
(b) deemed a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.4.1 hereof and Borrower shall pay, in addition to the Debt, an amount equal to the Yield Maintenance Default Premium.

                  2.4.4 PREPAYMENT PRIOR TO DEFEASANCE EXPIRATION DATE. If the Permitted Release Date has occurred but the Defeasance Expiration Date has not occurred, the Debt may be prepaid in whole (but not in part) prior to the date permitted under Section 2.4.1 hereof upon not less than thirty (30) days prior written notice to Lender specifying the Payment Date on which prepayment is to be made (a "PREPAYMENT DATE") provided no Event of Default exists and upon payment of an amount equal to the greater of (a) the Yield Maintenance Premium and (b) one percent (1%) of the outstanding principal balance of the Loan as of the Prepayment Date. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If any notice of prepayment is given, the Debt shall be due and payable on the Prepayment Date. Lender shall not be obligated to accept any prepayment of the Debt unless it is accompanied by the prepayment consideration due in connection therewith. If for any reason Borrower prepays the Loan on a date other than a Payment Date, Borrower shall pay Lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan through and including the Payment Date next occurring following the date of such prepayment.

                  SECTION 2.5 DEFEASANCE.

                  2.5.1 VOLUNTARY DEFEASANCE. (a) Provided no Event of Default shall then exist, Borrower shall have the right at any time after the Defeasance Expiration Date and prior to the date voluntarily prepayments are permitted under Section 2.4.1 hereof to voluntarily defease all, but not part, of the Loan by and upon satisfaction of the following conditions (such event being a "DEFEASANCE EVENT"):

                        (i) Borrower shall provide not less than thirty (30)
                  days prior written notice to Lender specifying the Payment Date (the "DEFEASANCE DATE") on which the Defeasance Event is to occur;

                        (ii) Borrower shall pay to Lender all accrued and unpaid
                  interest on the principal balance of the Loan to and including the Defeasance Date. If for any reason the Defeasance Date is not a Payment Date, the Borrower shall also pay interest that would have accrued on the Note through and including the Payment Date immediately preceding the next Payment Date, provided, however, if the Defeasance Deposit shall include short-term interest computed from the date of such prepayment through to the next succeeding Payment Date, Borrower shall not be required to pay such short term interest pursuant to this sentence;

                        (iii) Borrower shall pay to Lender all other sums, not
                  including scheduled interest or principal payments, then due under the Note, this Agreement, the Mortgage and the other Loan Documents;

                        (iv) Borrower shall pay to Lender the required
                  Defeasance Deposit for the Defeasance Event;

                        (v) Borrower shall execute and deliver a pledge and
                  security agreement, in form and substance that would be reasonably satisfactory to a prudent lender creating a first priority lien on the Defeasance Deposit and the U.S. Obligations purchased with the Defeasance Deposit in accordance with the provisions of this Section 2.5 (the "Security Agreement");

                        (vi) Borrower shall deliver an opinion of counsel for
                  Borrower that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that Borrower has legally and validly transferred and assigned the U.S. Obligations and all obligations, rights and duties under and to the Note to the Successor Borrower, that Lender has a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations delivered by Borrower and that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of such Defeasance Event;

                        (vii) Borrower shall deliver confirmation in writing
                  from each of the applicable Rating Agencies to the effect that such release will not result in a downgrade, withdrawal or qualification of the respective ratings in effect immediately prior to such Defeasance Event for the Securities issued in connection with the Securitization which are then outstanding. If required by the applicable Rating Agencies, Borrower shall also deliver or cause to be delivered an Additional Insolvency Opinion with respect to the Successor Borrower in form and substance satisfactory to Lender and the applicable Rating Agencies;

                        (viii) Borrower shall deliver an Officer's Certificate
                  certifying that the requirements set forth in this Section 2.5.1(a) have been satisfied;

                        (ix) Borrower shall deliver a certificate of Borrower's
                  independent certified public accountant certifying that the U.S. Obligations purchased with the Defeasance Deposit generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

                        (x) Borrower shall deliver such other certificates,
                  documents or instruments as Lender may reasonably request; and

                        (xi) Borrower shall pay all costs and expenses of Lender
                  incurred in connection with the Defeasance Event, including
                  (A) any costs and expenses associated with a release of the Lien of the Mortgage as provided in Section 2.6 hereof, (B) reasonable attorneys' fees and expenses incurred in connection with the Defeasance Event, (C) the costs and expenses of the Rating Agencies, (D) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note, or otherwise required to accomplish the defeasance and (E) the costs and expenses of Servicer and any trustee, including reasonable attorneys' fees.

                  (b) In connection with the Defeasance Event, Borrower shall use the Defeasance Deposit to purchase U.S. Obligations which provide payments on or prior to, but as close as possible to, all successive scheduled Payment Dates after the Defeasance Date upon which interest and principal payments are required under this Agreement and the Note, and in amounts equal to the scheduled payments due on such Payment Dates under this Agreement and the Note (including, without limitation, scheduled payments of principal, interest, servicing fees (if any), and any other amounts due under the Loan Documents on such Payment Dates) and assuming the Note is prepaid in full on the Anticipated Repayment Date (the "Scheduled Defeasance Payments"). Borrower, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations may be made directly to the Lockbox Account (unless otherwise directed by Lender) and applied to satisfy the Debt Service obligations of Borrower under this Agreement and the Note. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by this Section 2.5 and satisfy Borrower's other obligations under this Section 2.5 and Section 2.6 shall be remitted to Borrower.

                  2.5.2 COLLATERAL. Each of the U.S. Obligations that are part of the defeasance collateral shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance that would be satisfactory to a prudent lender (including, without limitation, such instruments as may be required by the depository institution holding such securities or by the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the defeasance collateral a first priority security interest therein in favor of Lender in conformity with all applicable state and federal laws governing the granting of such security interests.

                  2.5.3 SUCCESSOR BORROWER. In connection with any Defeasance Event, Borrower shall establish a successor entity (the "SUCCESSOR BORROWER") designated by Lender in its sole discretion, which shall be a Special Purpose Entity, which shall not own any other assests or have any other liabilities or operate other property (except in connection with other defeased loans held in the same securitized loan pool with the Loan). Borrower shall transfer and assign all obligations, rights and duties under and to the Note, together with the pledged U.S. Obligations to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Note and the Security Agreement and Borrower shall be relieved of its obligations under such documents. Borrower shall pay One Thousand and 00/100 Dollars ($1,000) to any such Successor Borrower as consideration for assuming the obligations under the Note and the Security Agreement. Notwithstanding anything in this Agreement to the contrary, no other assumption fee shall be payable upon a transfer of the Note in accordance with this Section 2.5.3, but Borrower shall pay all costs and expenses incurred by Lender, including Lender's attorneys' fees and expenses and any fees and expenses of any Rating Agencies, incurred in connection therewith.

                  SECTION 2.6 RELEASE OF PROPERTY. Except as set forth in this
Section 2.6, no repayment, prepayment or defeasance of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Mortgage on the Property.

                  2.6.1 RELEASE OF PROPERTY.

                  (a) If Borrower has elected to defease the entire Loan and the requirements of Section 2.5 and this Section 2.6 have been satisfied, all of the Property shall be released from the Lien of the Mortgage and the U.S. Obligations, pledged pursuant to the Security Agreement, shall be the sole source of collateral securing the Note.

                  (b) In connection with the release of the Mortgage, Borrower shall submit to Lender, not less than thirty (30) days prior to the Defeasance Date, a release of Lien (and related Loan Documents) for the Property for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and that would be satisfactory to a prudent lender and contains standard provisions, if any, protecting the rights of the releasing lender . In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and
(ii) will effect such releases in accordance with the terms of this Agreement.

                  2.6.2 RELEASE ON PAYMENT IN FULL. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, release the Lien of the Mortgage on the Property.

                  SECTION 2.7 LOCKBOX ACCOUNT/CASH MANAGEMENT.

                  2.7.1 LOCKBOX ACCOUNT/CASH MANAGEMENT. (a) During the term of the Loan, Borrower shall establish and maintain an account (the "LOCKBOX ACCOUNT") with Lockbox Bank in trust for the benefit of Lender, which Lockbox Account shall be under the sole dominion and control of Lender. The Lockbox Account shall be entitled "RP Elmwood Associates, L.P., as Borrower and Bear Stearns Commercial Mortgage, Inc., as Lender, pursuant to Loan Agreement dated as of December 9, 2005 - Lockbox Account". Borrower hereby grants to Lender a first-priority security interest in the Lockbox Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Lockbox Account, including, without limitation, executing and filing UCC-1 Financing Statements and continuations thereof. Lender and Servicer shall have the sole right to make withdrawals from the Lockbox Account and all costs and expenses for establishing and maintaining the Lockbox Account shall be paid by Borrower. All monies now or hereafter deposited into the Lockbox Account shall be deemed additional security for the Debt.

                  (b) Borrower shall, or shall cause Manager, if any, to, deliver irrevocable written instructions to all tenants under Leases to deliver all Rents payable thereunder directly to the Lockbox Account. Borrower shall, and shall cause Manager, if any, to, deposit all amounts received by Borrower or Manager, if any, constituting Rents into the Lockbox Account within one (1) Business Day after receipt thereof.

                  (c) Borrower shall obtain from Lockbox Bank its agreement to transfer to the Cash Management Account in immediately available funds by federal wire transfer all amounts on deposit in the Lockbox Account once every Business Day throughout the term of the Loan.

                  (d) Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in the Lockbox Account to the payment of the Debt in any order in its sole discretion.

                  (e) The Lockbox Account shall be an Eligible Account and shall not be commingled with other monies held by Borrower or Lockbox Bank.

                  (f) Borrower shall not further pledge, assign or grant any security interest in the Lockbox Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

                  (g) Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Lockbox Account and/or the Lockbox Agreement (unless arising from the gross negligence or willful misconduct of Lender) or the performance of the obligations for which the Lockbox Account was established.

                  2.7.2 CASH MANAGEMENT ACCOUNT. (a) During the term of the Loan, Borrower shall establish and maintain a segregated Eligible Account (the "CASH MANAGEMENT ACCOUNT") to be held by Agent in trust and for the benefit of Lender, which Cash Management Account shall be under the sole dominion and control of Lender. The Cash Management Account shall be entitled "RP Elmwood Associates, L.P., as Borrower and Bear Stearns Commercial Mortgage, Inc., as Lender, pursuant to Loan Agreement dated as of December 9, 2005 - Cash Management Account." Borrower hereby grants to Lender a first priority security interest in the Cash Management Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Management Account, including, without limitation, executing and filing UCC-1 Financing Statements and continuations thereof. Borrower will not in any way alter or modify the Cash Management Account and will notify Lender of the account number thereof. Lender and Servicer shall have the sole right to make withdrawals from the Cash Management Account and all costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Borrower.

                  (b) The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower from the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

                  (c) All funds on deposit in the Cash Management Account following the occurrence of an Event of Default may be applied by Lender in such order and priority as Lender shall determine.

                  (d) Borrower hereby agrees that Lender may modify the Cash Management Agreement for the purpose of establishing additional sub-accounts in connection with any payments otherwise required under this Agreement and the other Loan Documents and Lender shall provide notice thereof to Borrower.

                  2.7.3 PAYMENTS RECEIVED UNDER THE CASH MANAGEMENT AGREEMENT. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower's obligations with respect to the payment of the Monthly Debt Service Payment Amount and amounts required to be deposited into the Reserve Funds, if any, shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations pursuant to the Cash Management Agreement on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

                  III. CONDITIONS PRECEDENT

                  SECTION 3.1 CONDITIONS PRECEDENT TO CLOSING. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing
Date:

                  3.1.1 REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH CONDITIONS. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or an Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

                  3.1.2 LOAN AGREEMENT AND NOTE. Lender shall have received a copy of this
Agreement and the Note, in each case, duly executed and delivered on behalf of Borrower.

                  3.1.3 DELIVERY OF LOAN DOCUMENTS; TITLE INSURANCE; REPORTS; LEASES.

                  (a) MORTGAGE, ASSIGNMENT OF LEASES. Lender shall have received from Borrower fully executed and acknowledged counterparts of the Mortgage and the Assignment of Leases and evidence that counterparts of the Mortgage and Assignment of Leases have been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon the Property, of the requisite priority, in favor of Lender or Lender's nominee (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the other Loan Documents.

                  (b) TITLE INSURANCE. Lender shall have received the Title Insurance Policy issued by a title company acceptable to Lender and dated as of the Closing Date, with reinsurance and direct access agreements acceptable to Lender. Such Title Insurance Policy shall (i) provide coverage in amounts satisfactory to Lender, (ii) insure Lender that the Mortgage creates a valid lien on the Property of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender as the insured. The Title Insurance Policy shall be assignable. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policy have been paid.

                  (c) SURVEY. Lender shall have received a current title survey for the Property, certified to the title company and Lender and their successors and assigns, in form and content satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the Accuracy Standards for ALTA/ACSM Land Title Surveys as adopted by American Land Title Association, American Congress on Surveying & Mapping and National Society of Professional Surveyors in 1999. The survey shall reflect the same legal description contained in the Title Insurance Policy referred to in clause (b) above and shall include, among other things, a metes and bounds description of the real property comprising part of the Property reasonably satisfactory to Lender. The surveyor's seal shall be affixed to the survey and the surveyor shall provide a certification for the survey in form and substance acceptable to Lender.

                  (d) INSURANCE. Lender shall have received valid certificates of insurance for the policies of insurance required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all premiums payable for the existing policy period.

                  (e) ENVIRONMENTAL REPORTS. Lender shall have received a Phase I environmental report (and, if recommended by the Phase I environmental report, a Phase II environmental report) in respect of the Property, in each case satisfactory in form and substance to Lender.

                  (f) ZONING. Lender shall have received, at Lender's option,
(i) letters or other evidence with respect to the Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws, and (ii) either (A) an ALTA 3.1 zoning endorsement for the applicable Title Insurance Policy or (B) a zoning opinion letter, in each case in substance reasonably satisfactory to Lender.

                  (g) ENCUMBRANCES. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first priority Lien as of the Closing Date with respect to the Mortgage, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

                  3.1.4 RELATED DOCUMENTS. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall be in form and substance reasonably satisfactory to Lender, and shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

                  3.1.5 DELIVERY OF ORGANIZATIONAL DOCUMENTS. On or before the Closing Date, Borrower shall deliver or cause to be delivered to Lender copies certified by Borrower of all organizational documentation related to Borrower and/or the formation, structure, existence, good standing and/or qualification to do business, as Lender may request in its sole discretion, including, without limitation, amendments (as requested by Lender), good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

                  3.1.6 OPINIONS OF BORROWER'S COUNSEL. Lender shall have received opinions from Borrower's counsel (a) the Insolvency Opinion, and (b) with respect to due execution, authority, enforceability of the Loan Documents and such other matters as Lender may require, all such opinions in form, scope and substance satisfactory to Lender and Lender's counsel in their sole discretion.

                  3.1.7 BUDGETS. Borrower shall have delivered, and Lender shall have approved, the Annual Budget for the current Fiscal Year.

                  3.1.8 BASIC CARRYING COSTS. Borrower shall have paid all Basic Carrying Costs relating to the Property which are in arrears, including without limitation, (a) accrued but unpaid Insurance Premiums due pursuant to the Policies, (b) currently due Taxes (including any in arrears) relating to the Property, and (c) currently due Other Charges relating to the Property, which amounts shall be funded with proceeds of the Loan.

                  3.1.9 COMPLETION OF PROCEEDINGS. All organizational and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

                  3.1.10 PAYMENTS. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

                  3.1.11 TENANT ESTOPPELS. Lender shall have received an executed tenant estoppel letter, which shall be in form and substance satisfactory to Lender, from (a) each tenant identified by Lender as an "anchor tenant" of the Property, (b) each tenant leasing an entire building at the Property, (c) each tenant paying base rent in an amount equal to or exceeding five percent (5%) of the Gross Income from Operations from the Property occupied by such tenant and (d) disregarding the area leased by those described in clauses (a), (b) and (c), lessees of not less than seventy-five percent (75%) of the remaining gross leasable area of the Property.

                  3.1.12 TRANSACTION COSTS. Borrower shall have paid or reimbursed Lender for all title insurance premiums, recording and filing fees, costs of environmental reports, Physical Conditions Report, appraisals and other reports, the fees and costs of Lender's counsel and all other third party out-of-pocket expenses incurred in connection with the origination and closing of the Loan.

                  3.1.13 MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the financial condition or business condition of Borrower, Principal, Guarantor or the Property since the date of the most recent financial statements delivered to Lender. The income and expenses of the Property, the occupancy thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. Neither Borrower, Principal, Guarantor nor any of their respective constituent Persons shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

                  3.1.14 LEASES AND RENT ROLL. Lender shall have received copies of all tenant leases, which tenant leases shall be certified by Borrower as being true, correct and complete and certified copies of all ground leases affecting the Property, if any. Lender shall have received a current certified rent roll of the Property, reasonably satisfactory in form and substance to Lender.

                  3.1.15 SUBORDINATION AND ATTORNMENT. Lender shall have received appropriate instruments acceptable to Lender subordinating all of the Leases designated by Lender to the Mortgage. Lender shall have received an agreement to attorn to Lender satisfactory to Lender from any tenant under a Lease that does not provide for such attornment by its terms.

                  3.1.16 TAX LOT. Lender shall have received evidence that the Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender.

                  3.1.17 PHYSICAL CONDITIONS REPORT. Lender shall have received a Physical Conditions Report with respect to the Property, which report shall be issued by an engineer selected by Lender and shall be reasonably satisfactory in form and substance to Lender.

                  3.1.18 INTENTIONALLY OMITTED.

                  3.1.19 APPRAISAL. Lender shall have received an appraisal of the Property, from an appraiser selected by Lender, which appraisal shall be satisfactory in form and substance to Lender.

                  3.1.20 FINANCIAL STATEMENTS. Lender shall have received a balance sheet with respect to the Property for the two (2) most recent Fiscal Years and statements of income and statements of cash flows with respect to the Property for the three (3) most recent Fiscal Years, each in form and substance satisfactory to Lender.

                  3.1.21 FURTHER DOCUMENTS. Lender or its counsel shall have received such other documents and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.

                  IV. REPRESENTATIONS AND WARRANTIES

                  SECTION 4.1 BORROWER REPRESENTATIONS. Borrower represents and warrants as of the date hereof and as of the Closing Date that:

                  4.1.1 ORGANIZATION. Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Property. The ownership interests in Borrower are as set forth on the organizational chart attached hereto as Schedule III.

                  4.1.2 PROCEEDINGS. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  4.1.3 NO CONFLICTS. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of Borrower's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

                  4.1.4 LITIGATION. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Borrower, Guarantor, Principal or the Property, which actions, suits or proceedings, if determined against Borrower, Guarantor, Principal or the Property, might materially adversely affect the condition (financial or otherwise) or business of Borrower, Guarantor, Principal or the condition or ownership of the Property.

                  4.1.5 AGREEMENTS. Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or the Property, or Borrower's business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property is bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property as permitted pursuant to clause (xxiii) of the definition of "Special Purpose Entity" set forth in Section 1.1 hereof and (b) obligations under the Loan Documents.

                  4.1.6 TITLE. Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property and good title to the balance of the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the Property (as currently used) or Borrower's ability to repay the Loan. The Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.

                  4.1.7 SOLVENCY. Borrower has (a) not entered into this transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). No petition in bankruptcy has been filed against Borrower or any constituent Person in the last seven (7) years, and neither Borrower nor any constituent Person in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor any of its constituent Persons are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

                  4.1.8 FULL AND ACCURATE DISCLOSURE. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower.

                  4.1.9 NO PLAN ASSETS. Borrower does not sponsor, is not obligated to contribute to, and is not itself an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA or Section 4975 of the Code, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to any state or other statute , regulation or other restriction regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 3(32) of ERISA which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code and which prohibit or otherwise restrict the transactions contemplated by this Agreement, including but not limited to the exercise by Lender of any of its rights under the Loan Documents.

                  4.1.10 COMPLIANCE. Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower or any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

                  4.1.11 FINANCIAL INFORMATION. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in connection with the Loan (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Borrower and the Property, as applicable, as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Property or the operation thereof as a shopping center, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

                  4.1.12 CONDEMNATION. No Condemnation or other similar proceeding has been commenced or, to Borrower's best knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

                  4.1.13 FEDERAL RESERVE REGULATIONS. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

                  4.1.14 UTILITIES AND PUBLIC ACCESS. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of the Property for its current purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.

                  4.1.15 NOT A FOREIGN PERSON. Borrower is not a "foreign person" within the meaning of ss.1445(f)(3) of the Code.

                  4.1.16 SEPARATE LOTS. The Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Property.

                  4.1.17 ASSESSMENTS. There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

                  4.1.18 ENFORCEABILITY. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors' rights and the enforcement of debtors' obligations), and neither Borrower nor Guarantor have asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

                  4.1.19 NO PRIOR ASSIGNMENT. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

                  4.1.20 INSURANCE. Borrower has obtained and has delivered to Lender certified copies of the Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made or are currently pending, outstanding or otherwise remain unsatisfied under any such Policy, and neither Borrower nor any other Person, has done, by act or omission, anything which would impair the coverage of any such Policy.

                  4.1.21 USE OF PROPERTY. The Property is used exclusively for retail shopping center purposes and other appurtenant and related uses.

                  4.1.22 CERTIFICATE OF OCCUPANCY; LICENSES. All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property as a retail shopping center (collectively, the "LICENSES"), have been obtained and are in full force and effect. Borrower shall keep and maintain all Licenses necessary for the operation of the Property as a retail shopping center with related retail uses. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property.

                  4.1.23 FLOOD ZONE. None of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards and, if so located, the flood insurance required pursuant to Section 6.1(a)(i) is in full force and effect with respect to the Property.

                  4.1.24 PHYSICAL CONDITION. The Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

                  4.1.25 BOUNDARIES. All of the improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the Improvements, so as to affect the value or marketability of the Property except those which are insured against by the Title Insurance Policy.

                  4.1.26 LEASES. The Property is not subject to any leases other than the Leases described in the rent roll attached hereto as Schedule I and made a part hereof. Borrower is the owner and lessor of landlord's interest in the Leases. No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases. The current Leases are in full force and effect and there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. No Rent (including security deposits) has been paid more than one (1) month in advance of its due date. All work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein. No tenant listed on Schedule I has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises. No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. No tenant under any Lease has any right or option for additional space in the Improvements. No hazardous wastes or toxic substances, as defined by applicable federal, state or local statutes, rules and regulations, have been disposed, stored or treated by any tenant under any Lease on or about the leased premises nor does Borrower have any knowledge of any tenant's intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any petroleum product or any toxic or hazardous chemical, material, substance or waste.

                  4.1.27 SURVEY. The Survey for the Property delivered to Lender in connection with this Agreement has been prepared in accordance with the provisions of Section 3.1.3(c) hereof, and does not fail to reflect any material matter affecting the Property or the title thereto.

                  4.1.28 INVENTORY. Borrower is the owner of all of the Equipment, Fixtures and Personal Property (as such terms are defined in the Mortgage) located on or at the Property and shall not lease any Equipment, Fixtures or Personal Property other than as permitted hereunder. All of the Equipment, Fixtures and Personal Property are sufficient to operate the Property in the manner required hereunder and in the manner in which it is currently operated.

                  4.1.29 FILING AND RECORDING TAXES. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid, and, under current Legal Requirements, the Mortgage is enforceable in accordance with its terms by Lender (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors' rights and the enforcement of debtors' obligations.

                  4.1.30 SPECIAL PURPOSE ENTITY/SEPARATENESS. (a) Until the Debt has been paid in full, Borrower hereby represents, warrants and covenants that
(i) Borrower is, shall be and shall continue to be a Special Purpose Entity and
(ii) Principal is, shall be and shall continue to be a Special Purpose Entity.

                  (b) The representations, warranties and covenants set forth in
Section 4.1.30(a) shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.

                  (c) All of the facts stated and all of the assumptions made in the Insolvency Opinion, including, but not limited to, in any exhibits attached thereto, are true and correct in all respects and all facts stated and all assumptions made in any subsequent non-consolidation opinion required to be delivered in connection with the Loan Documents (an "ADDITIONAL INSOLVENCY OPINION"), including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all respects. Borrower has complied and will comply with, and Principal has complied and Borrower will cause Principal to comply with, all of the assumptions made with respect to Borrower and Principal in the Insolvency Opinion. Borrower will have complied and will comply with all of the assumptions made with respect to Borrower and Principal in any Additional Insolvency Opinion. Each entity other than Borrower and Principal with respect to which an assumption shall be made in any Additional Insolvency Opinion will have complied and will comply with all of the assumptions made with respect to it in any Additional Insolvency Opinion.

                  4.1.31 PROPERTY MANAGEMENT. As of the Closing Date, there is no Management Agreement in effect with respect to, and no property management fee is or will be owed or payable to any Person in connection with the management of, the Property. The Property is managed solely by at will employees of Borrower's affiliate (presently the Guarantor), and no Manager shall be retained or appointed without the prior written consent of Lender. If such consent is granted, (a) the Property will be managed at all times by such Manager pursuant to a Management Agreement approved by Lender (unless terminated as herein provided), and (b) Borrower shall (i) diligently perform all terms and covenants of such Management Agreement, (ii) not surrender, terminate, cancel, or materially modify such Management Agreement, (iii) not enter into any other agreement relating to the management or operation of the Property with any other Person, (iv) not consent to the assignment by such Manager of its interest under such Management Agreement, or (v) not waive or release any of its rights and remedies under such Management Agreement, in each case, without the consent of Lender, which consent shall not be unreasonably withheld or delayed. If at any time Lender consents to the appointment of a Manager, such Manager and Borrower shall, as a condition to Lender's consent, execute a subordination of management agreement in form and substance reasonably satisfactory to Lender.

                  4.1.32 ILLEGAL ACTIVITY. No portion of the Property has been or will be purchased with proceeds of any illegal activity.

                  4.1.33 NO CHANGE IN FACTS OR CIRCUMSTANCES; DISCLOSURE. All information submitted by and on behalf of Borrower to Lender and in all financial statements, rent rolls (including the rent roll attached hereto as Schedule I), reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of the Property or the business operations or the financial condition of Borrower. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading.

                  4.1.34 INVESTMENT COMPANY ACT. Borrower is not (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

                  4.1.35 EMBARGOED PERSON. As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in Borrower or Guarantor, as applicable, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

                  4.1.36 PRINCIPAL PLACE OF BUSINESS; STATE OF ORGANIZATION. Borrower's principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. The Borrower is organized under the laws of the State of Delaware.

                  4.1.37 LOAN TO VALUE. The maximum principal amount of the Loan does not exceed eighty percent (80%) of the fair market value of the Property.

                  4.1.38 MORTGAGE TAXES. As of the date hereof, Borrower represents that it has paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgage.

                  4.1.39 CASH MANAGEMENT ACCOUNT. Borrower hereby represents and warrants to Lender that:

                  (a) This Agreement, together with the other Loan Documents, create a valid and continuing security interest (as defined in the Uniform Commercial Code of the State of New York) in the Lockbox Account and Cash Management Account in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold, pledged, transferred or otherwise conveyed the Lockbox Account and Cash Management Account;

                  (b) Each of the Lockbox Account and Cash Management Account constitute "deposit accounts" and/or "securities accounts" within the meaning of the Uniform Commercial Code of the State of New York);

                  (c) Pursuant and subject to the terms hereof and the other applicable Loan Documents, the Lockbox Bank and Agent have agreed to comply with all instructions originated by Lender, without further consent by Borrower, directing disposition of the Lockbox Account and Cash Management Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities; and

                  (d) The Lockbox Account and Cash Management Account are not in the name of any Person other than Borrower, as pledgor, or Lender, as pledgee. Borrower has not consented to the Lockbox Bank and Agent complying with instructions with respect to the Lockbox Account and Cash Management Account from any Person other than Lender.

                  SECTION 4.2 SURVIVAL OF REPRESENTATIONS. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

                  V. BORROWER COVENANTS

                  SECTION 5.1 AFFIRMATIVE COVENANTS. From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage encumbering the Property (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

                  5.1.1 EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and the Property. There shall never be committed by Borrower, and Borrower shall never permit any other Person in occupancy of or involved with the operation or use of the Property to commit any act or omission affording the federal government or any state or local government the right of forfeiture against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgage. Borrower shall keep the Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. Borrower shall operate the Property in accordance with the terms and provisions of the O&M Agreement in all material respects. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or the Property or any alleged violation of any Legal Requirement, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the Mortgage; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iv) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (v) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (vi) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or the Property; and (vii) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

                  5.1.2 TAXES AND OTHER CHARGES. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided, however, Borrower's obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 7.2 hereof. Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.2 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property, and shall promptly pay for all utility services provided to the Property. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the Mortgage; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances;
(iv) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (v) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (vi) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (vii) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien.

                  5.1.3 LITIGATION. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower and/or Guarantor which might materially adversely affect Borrower's or Guarantor's condition (financial or otherwise) or business or the Property.

                  5.1.4 ACCESS TO PROPERTY. Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

                  5.1.5 NOTICE OF DEFAULT. Borrower shall promptly advise Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

                  5.1.6 COOPERATE IN LEGAL PROCEEDINGS. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

                  5.1.7 PERFORM LOAN DOCUMENTS. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower.

                  5.1.8 AWARD AND INSURANCE BENEFITS. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting the Property or any part thereof) out of such Insurance Proceeds.

                  5.1.9 FURTHER ASSURANCES. Borrower shall, at Borrower's sole cost and expense:

                  (a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;

                  (b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

                  (c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

                  5.1.10 PRINCIPAL PLACE OF BUSINESS, STATE OF ORGANIZATION. Borrower will not cause or permit any change to be made in its name, identity (including its trade name or names), place of organization or formation (as set forth in Section 4.1.36 hereof) or Borrower's corporate or partnership structure unless Borrower shall have first notified Lender in writing of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Lender for the purpose of perfecting or protecting the lien and security interests of Lender pursuant to this Agreement, the Cash Management Agreement and the other Loan Documents and, in the case of a change in Borrower's structure, without first obtaining the prior consent of Lender. Upon Lender's request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender's security interest in the Property as a result of such change of principal place of business or place of organization. Borrower's principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Borrower) and will continue to be the address of Borrower set forth at the introductory paragraph of this Agreement (unless Borrower notifies Lender in writing at least thirty (30) days prior to the date of such change). Borrower's organizational identification number, if any, assigned by the state of incorporation or organization is correctly set forth in the introductory paragraph of this Agreement. Borrower shall promptly notify Lender of any change in its organizational identification number. If Borrower does not now have an organizational identification number and later obtains one, Borrower promptly shall notify Lender of such organizational identification number.

                  5.1.11 FINANCIAL REPORTING. (a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower's accounting records with respect to the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest. Upon Lender's reasonable request, Borrower shall deliver to Lender such other information necessary and sufficient to fairly represent the financial condition of Borrower and the Property.

                  (b) Borrower will furnish to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year of Borrower, a complete internal copy of Borrower's annual (unaudited) financial statements covering the Property for such Fiscal Year and containing statements of profit and loss for Borrower and the Property and a balance sheet for Borrower. Such statements shall set forth the financial condition and the results of operations for the Property for such Fiscal Year, and shall include, but not be limited to, amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses. Borrower's annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year and (ii) an Officer's Certificate stating that each such annual financial statement presents fairly the financial condition and the results of operations of Borrower and the Property being reported upon and has been prepared in accordance with GAAP. Together with Borrower's annual financial statements, Borrower shall furnish to Lender an Officer's Certificate certifying as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

                  (c) Borrower will furnish, or cause to be furnished, to Lender on or before thirty (30) days after the end March, June, September and December throughout the term of the Loan the following items, accompanied by an Officer's Certificate stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Property (subject to normal year-end adjustments) as applicable: (i) monthly and year-to-date operating statements (including Capital Expenditures) prepared for each calendar month, noting Net Operating Income, Gross Income from Operations, and Operating Expenses (not including any contributions to the Replacement Reserve Fund and the Required Repair Fund), and other information necessary and sufficient to fairly represent the financial position and results of operation of the Property during such calendar month, and containing a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances of five percent (5%) or more between budgeted and actual amounts for such periods for an individual items in excess of $5,000, all in form satisfactory to Lender;
(ii) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding twelve (12) month period as of the last day of such month accompanied by an Officers' Certificate with respect thereto; and (iii) a Net Cash Flow Schedule. In addition, such Officer's Certificate shall also state the representations and warranties of Borrower set forth in Section 4.1.30 are true and correct as of the date of such certificate and that there are no trade payables outstanding for more than sixty (60) days.

                  (d) Borrower will furnish, or cause to be furnished, to Lender on or before thirty (30) days after the end March, June, September and December throughout the term of the Loan, a occupancy report for the subject month, including an average daily rate, accompanied by an Officer's Certificate stating that such report is true, correct, accurate, and complete and fairly presents the financial condition and results of the operations of Borrower and the Property (subject to normal year-end adjustments) as applicable.

                  (e) For the partial year period commencing on the date hereof, and for each Fiscal Year thereafter, Borrower shall submit to Lender an Annual Budget not later than thirty (30) days prior to the commencement of such period or Fiscal Year in form reasonably satisfactory to Lender. The Annual Budget shall be subject to Lender's written approval (each such Annual Budget, an "APPROVED ANNUAL BUDGET"). In the event that Lender objects to a proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and Other Charges. Notwithstanding anything to the contrary contained herein, Lender hereby approves Borrower's 2006 Annual Budget attached hereto as
Schedule 5.1.11(e).

                  (f) In the event that, Borrower must incur an extraordinary operating expense or capital expense not set forth in the Approved Annual Budget (each an "EXTRAORDINARY EXPENSE"), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender's approval, except in the case of emergency (provided that Borrower will notify Lender promptly after such emergency).

                  (g) Reserved.

                  (h) Reserved.

                  (i) Rerserved.

                  (j) Reserved.

                  (k) Reserved.

                  (l) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette, and (iii) if requested by Lender and within the capabilities of Borrower's data systems without change or modification thereto, in electronic form and prepared using a Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files). Borrower agrees that Lender may disclose information regarding the Property and Borrower that is provided to Lender pursuant to this
Section 5.1.11(k) in connection with the Securitization to such parties requesting such information in connection with such Securitization.

                  5.1.12 BUSINESS AND OPERATIONS. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower will qualify to do business and will remain in good standing under the laws of the jurisdiction of its formation as and to the extent the same are required for the ownership, maintenance, management and operation of the Property. Borrower shall at all times during the term of the Loan, continue to own all of Equipment, Fixtures and Personal Property which are necessary to operate the Property in the manner required hereunder and in the manner in which it is currently operated.

                  5.1.13 TITLE TO THE PROPERTY. Borrower will warrant and defend
(a) the title to the Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Lien of the Mortgage and the Assignment of Leases on the Property, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.

                  5.1.14 COSTS OF ENFORCEMENT. In the event (a) that the Mortgage encumbering the Property is foreclosed in whole or in part or that the Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage encumbering the Property prior to or subsequent to the Mortgage in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys' fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

                  5.1.15 ESTOPPEL STATEMENT. (a) After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Interest Rate of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

                  (b) Borrower shall deliver to Lender upon request, tenant estoppel certificates from each commercial tenant leasing space at the Property in form and substance reasonably satisfactory to Lender provided that Borrower shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.

                  5.1.16 LOAN PROCEEDS. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in
Section 2.1.4 hereof.

                  5.1.17 PERFORMANCE BY BORROWER. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

                  5.1.18 CONFIRMATION OF REPRESENTATIONS. Borrower shall deliver, in connection with any Securitization, (a) one (1) or more Officer's Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower, Principal and Guarantor as of the date of the Securitization.

                  5.1.19 NO JOINT ASSESSMENT. Borrower shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property, and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

                  5.1.20 LEASING MATTERS. Any Leases with respect to the Property written after the date hereof, for more than 10,000 square feet shall be approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Upon request, Borrower shall furnish Lender with executed copies of all Leases. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates. All proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially affect Lender's rights under the Loan Documents. All Leases executed after the date hereof shall provide that they are subordinate to the Mortgage and that the lessee agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale. Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce and may amend or terminate the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Property involved except that no termination by Borrower or acceptance of surrender by a tenant of any Leases shall be permitted unless by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Property; provided, however, that no such termination or surrender of any Lease covering more than 10,000 square feet will be permitted without the written consent of Lender;
(iii) shall not collect any of the rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any other assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not alter, modify or change the terms of the Leases in a manner inconsistent with the provisions of the Loan Documents; and (vi) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require. Notwithstanding anything to the contrary contained herein, Borrower shall not enter into a lease of all or substantially all of the Property without Lender's prior written consent. Further notwithstanding anything to the contrary contained herein, Borrower shall provide Lender at least fifteen (15) days prior notice for the approval or rejection of any proposed Lease demising over 10,000 (each a "Material Lease"). In the event that Lender fails to respond within the required time period, such failure shall be deemed to be the consent and approval of the Material Lease by Lender if (I) Borrower has delivered to Lender all required documents and information necessary to adequately and completely evaluate the Material Lease,
(II) Borrower has resubmitted the Material Lease with the notation "IMMEDIATE RESPONSE REQUIRED, FAILURE TO RESPOND TO THIS LEASE APPROVAL REQUEST WITHIN FIFTEEN (15) BUSINESS DAYS FROM RECEIPT SHALL BE DEEMED TO BE LENDER'S APPROVAL OF THE LEASE" prominently displayed in bold, all caps and fourteen (14) point or larger font at the top of each page of the Material Lease and the envelope containing such Material Lease and (III) Lender does not approve or reject the proposed Material Lease within fifteen (15) Business Days from the date Lender receives the resubmitted request; provided, however, in no event shall Lender's consent be deemed given without the written approval of Lender if the Lease is for 10,000 square feet or greater.

                  5.1.21 ALTERATIONS. Borrower shall obtain Lender's prior written consent to any alterations to any Improvements, which consent shall not be unreasonably withheld or delayed except with respect to alterations that may have a material adverse effect on Borrower's financial condition, the value of the Property or the Net Operating Income. Notwithstanding the foregoing, Lender's consent shall not be required in connection with any alterations that will not have a material adverse effect on Borrower's financial condition, the value of the Property or the Net Operating Income, provided that such alterations are made in connection with (a) tenant improvement work performed pursuant to the terms of any Lease executed on or before the date hereof, (b) tenant improvement work performed pursuant to the terms and provisions of a Lease and not adversely affecting any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements, or (c) alterations performed in connection with the Restoration of the Property after the occurrence of a Casualty or Condemnation in accordance with the terms and provisions of this Agreement. If the total unpaid amounts due and payable with respect to alterations to the Improvements at the Property (other than such amounts to be paid or reimbursed by tenants under the Leases) shall at any time exceed Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (the "THRESHOLD AMOUNT"), Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (A) cash, (B) U.S. Obligations, (C) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or any class thereof in connection with any Securitization or (D) a completion and performance bond or an irrevocable letter of credit (payable on sight draft only) issued by a financial institution having a rating by S&P of not less than "A-1+" if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or class thereof in connection with any Securitization. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Threshold Amount and Lender may apply such security from time to time at the option of Lender to pay for such alterations.

                  5.1.22 OPERATION OF PROPERTY. (a) Borrower shall cause the Property to be maintained in a good and safe condition and repair. (b) To the extent a Management Agreement is in effect, Borrower shall cause the Property to be operated, in all material respects, in accordance with the Management Agreement (or Replacement Management Agreement) as applicable. In the event that the Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender's consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall promptly enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable.

                  (c) Borrower shall: (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Management Agreement, if any, and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Management Agreement; and
(iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Manager under the Management Agreement, in a commercially reasonable manner.

                  5.1.23 EMBARGOED PERSON. Borrower has performed and shall perform reasonable due diligence to insure that at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Principal and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, The USA PATRIOT Act (including the anti-terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. ss.ss. 1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder including those related to Specially Designated Nationals and Specially Designated Global Terrorists, with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by the Lender is in violation of law ("EMBARGOED PERSON"); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower, Principal or Guarantor, as applicable, with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, Principal or Guarantor, as applicable, have been derived from, or are the proceeds of, any unlawful activity, including money laundering, terrorism or terrorism activities, with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, or may cause the Property to be subject to forfeiture or seizure.

                  SECTION 5.2 NEGATIVE COVENANTS. From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage and any other collateral in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

                  5.2.1 OPERATION OF PROPERTY. (a) Borrower shall not, without Lender's prior written consent (which consent shall not be unreasonably withheld): (i) surrender, terminate, cancel, amend or modify the Management Agreement; provided, that Borrower may, without Lender's consent, replace the Manager so long as the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect.

                  (b) Following the occurrence and during the continuance of an Event of Default, Borrower shall not exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Management Agreement without the prior written consent of Lender, which consent may be granted, conditioned or withheld in Lender's sole discretion.

                  5.2.2 LIENS. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except:

                        (i) Permitted Encumbrances;

                        (ii) Liens created by or permitted pursuant to the Loan
                  Documents; and

                        (iii) Liens for Taxes or Other Charges not yet due.

                  5.2.3 DISSOLUTION. Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the Property, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction or (e) cause the Principal to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the Principal would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the certificate of incorporation or bylaws of the Principal, in each case, without obtaining the prior written consent of Lender or Lender's designee.

                  5.2.4 CHANGE IN BUSINESS. Borrower shall not enter into any line of business other than the ownership and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business. Nothing contained in this Section 5.2.4 is intended to expand the rights of Borrower contained in Section 5.2.10(d) hereof.

                  5.2.5 DEBT CANCELLATION. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

                  5.2.6 ZONING. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

                  5.2.7 INTENTIONALLY OMITTED.

                  5.2.8 INTENTIONALLY OMITTED.

                  5.2.9 ERISA. (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

                  (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (B) Borrower is not subject to any state statute regulating investment of, or fiduciary obligations with respect to governmental plans and (C) one or more of the following circumstances is true:

                        (i) Equity interests in Borrower are publicly offered
                  securities, within the meaning of 29 C.F.R.
                  ss.2510.3-101(b)(2);

                        (ii) Less than twenty-five percent (25%) of each
                  outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. ss.2510.3-101(f)(2); or

                        (iii) Borrower qualifies as an "operating company" or a
                  "real estate operating company" within the meaning of 29 C.F.R. ss.2510.3-101(c) or (e).

                  5.2.10 TRANSFERS. (a) Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its stockholders, general partners, members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower's ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Property.

                  (b) Without the prior written consent of Lender, and except to the extent otherwise set forth in this Section 5.2.10, Borrower shall not, and shall not permit any Restricted Party do any of the following (collectively, a "Transfer"): (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein or (ii) permit a Sale or Pledge of an interest in any Restricted Party, other than (A) pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 5.1.20 and (B) Permitted Transfers.

                  (c) A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation's stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of the managing agent (including, without limitation, an Affiliated Manager) other than in accordance with Section 5.1.22 hereof.

                  (d) Notwithstanding the provisions of this Section 5.2.10, Lender's consent shall not be required in connection with one or a series of Transfers, of not more than forty-nine percent (49%) of the stock, the limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party; provided, however, no such Transfer shall result in the change of Control in a Restricted Party, and as a condition to each such Transfer, Lender shall receive not less than thirty (30) days prior notice of such proposed Transfer. If after giving effect to any such Transfer, more than forty-nine percent (49%) in the aggregate of direct or indirect interests in a Restricted Party are owned by any Person and its Affiliates that owned less than forty-nine percent (49%) direct or indirect interest in such Restricted Party as of the Closing Date, Borrower shall, no less than thirty (30) days prior to the effective date of any such Transfer, deliver to Lender an Additional Insolvency Opinion acceptable to Lender and the Rating Agencies. In addition, at all times, Acadia Realty Trust must continue to Control Borrower, Guarantor and Manager, if any, and own, directly or indirectly, at least a 51% legal and beneficial interest in Borrower, Guarantor and Manager. Notwithstanding anything to the contrary contained herein, provided the conditions set forth in this subsection
(d) are satisfied, Lender's consent shall not be required in connection the Transfer publicly traded shares in Acadia Realty Trust.

                  (e) No consent to any assumption of the Loan shall occur on or before the first (1st) anniversary of the first (1st) Payment Date. Thereafter, Lender's consent to a one (1) time Transfer of the Property and assumption of the Loan shall not be unreasonably withheld provided that Lender receives sixty
(60) days prior written notice of such Transfer and no Event of Default has occurred and is continuing, and further provided that the following additional requirements are satisfied:

                        (i) Borrower shall pay Lender a transfer fee equal to
                  one percent (1%) of the outstanding principal balance of the Loan at the time of such transfer;

                        (ii) Borrower shall pay any and all reasonable
                  out-of-pocket costs incurred in connection with such Transfer (including, without limitation, Lender's counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes and the fees and expenses of the Rating Agencies pursuant to clause (x) below);

                        (iii) The proposed transferee (the "Transferee") or
                  Transferee's Principals must have demonstrated expertise in owning and operating properties similar in location, size, class and operation to the Property, which expertise shall be reasonably determined by Lender;

                        (iv) Transferee and Transferee's Principals shall, as of
                  the date of such transfer, have an aggregate net worth and liquidity reasonably acceptable to Lender;

                        (v) Transferee, Transferee's Principals and all other
                  entities which may be owned or Controlled directly or indirectly by Transferee's Principals ("Related Entities") must not have been party to any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors within seven (7) years prior to the date of the proposed Transfer;

                        (vi) Transferee shall assume all of the obligations of
                  Borrower under the Loan Documents in a manner satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement in form and substance satisfactory to Lender;

                        (vii) There shall be no material litigation or
                  regulatory action pending or threatened against Transferee, Transferee's Principals or Related Entities which is not reasonably acceptable to Lender;

                        (viii) Transferee, Transferee's Principals and Related
                  Entities shall not have defaulted under its or their obligations with respect to any other Indebtedness in a manner which is not reasonably acceptable to Lender;

                        (ix) Transferee and Transferee's Principals must be able
                  to satisfy all the representations and covenants set forth in Sections 4.1.30, 4.1.35, 5.1.23 and 5.2.9 of this Agreement, no Default or Event of Default shall otherwise occur as a result of such Transfer, and Transferee and Transferee's Principals shall deliver (A) all organizational documentation reasonably requested by Lender, which shall be reasonably satisfactory to Lender and (B) all certificates, agreements and covenants reasonably required by Lender;

                        (x) Transferee shall be approved by the Rating Agencies
                  selected by Lender, which approval, if required by Lender, shall take the form of a confirmation in writing from such Rating Agencies to the effect that such Transfer will not result in a requalification, reduction, downgrade or withdrawal of the ratings in effect immediately prior to such assumption or transfer for the Securities or any class thereof issued in connection with a Securitization which are then outstanding;

                        (xi) Borrower or Transferee, at its sole cost and
                  expense, shall deliver to Lender an Additional Insolvency Opinion reflecting such Transfer satisfactory in form and substance to Lender;

                        (xii) Prior to any release of Guarantor, one (1) or more
                  substitute guarantors reasonably acceptable to Lender shall have assumed all of the liabilities and obligations of Guarantor under the Guaranty and Environmental Indemnity executed by Guarantor or execute a replacement guaranty and environmental indemnity reasonably satisfactory to Lender;

                        (xiii) Borrower shall deliver, at its sole cost and
                  expense, an endorsement to the Title Insurance Policy, as modified by the assumption agreement, as a valid first lien on the Property and naming the Transferee as owner of the Property, which endorsement shall insure that, as of the date of the recording of the assumption agreement, the Property shall not be subject to any additional exceptions or liens other than those contained in the Title Policy issued on the date hereof and the Permitted Encumbrances; and

                        (xiv) The Property shall be managed by a Qualified
                  Manager pursuant to a Replacement Management Agreement.

                  Immediately upon a Transfer to such Transferee and the satisfaction of all of the above requirements, the named Borrower and Guarantor herein shall be released from all liability under this Agreement, the Note, the Mortgage and the other Loan Documents accruing after such Transfer. The foregoing release shall be effective upon the date of such Transfer, but Lender agrees to provide written evidence thereof reasonably requested by Borrower.

                  (f) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower's Transfer without Lender's consent. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

                  VI. INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS

                  SECTION 6.1 INSURANCE. (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

                        (i) comprehensive all risk insurance ("Special Form")
                  including, but not limited to, loss caused by any type of windstorm or hail on the Improvements and the Personal Property, (A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Loan; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions or to be written on a no co-insurance form; (C) providing for no deductible in excess of Ten Thousand and 00/100 Dollars ($10,000.00) for all such insurance coverage excluding windstorm and earthquake and (D) if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, coverage for loss due to operation of law in an amount equal to the full Replacement Cost, coverage for demolition costs and coverage for increased costs of construction. In addition, Borrower shall obtain: (x) if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area", flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Note or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require and (y) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity;

                        (ii) business income insurance (A) with loss payable to
                  Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) in an amount equal to one hundred percent (100%) of the projected gross revenues from the operation of the Property (as reduced to reflect expenses not incurred during a period of Restoration) for a period of at least twenty-four (24) months after the date of the Casualty; and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross revenues from the Property for the succeeding twenty-four (24) month period. Notwithstanding the provisions of Section 2.7.1 hereof, all proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in this Agreement and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

                        (iii) at all times during which structural construction,
                  repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance, otherwise known as Owner Contractor's Protective Liability, covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property and (4) with an agreed amount endorsement waiving co-insurance provisions;

                        (iv) comprehensive boiler and machinery insurance, if
                  steam boilers or other pressure-fixed vessels are in operation, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

                        (v) commercial general liability insurance against
                  claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called "occurrence" form with a combined limit of not less than Two Million and 00/100 Dollars ($2,000,000.00) in the aggregate and One Million and 00/100 Dollars ($1,000,000.00) per occurrence; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all written contracts and (5) contractual liability covering the indemnities contained in Article 9 of the Mortgage to the extent the same is available;

                        (vi) automobile liability coverage for all owned and
                  non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of One Million Dollars and 00/100 Dollars ($1,000,000.00);

                        (vii) worker's compensation and employee's liability
                  subject to the worker's compensation laws of the applicable state;

                        (viii) umbrella and excess liability insurance in an
                  amount not less than Fifty Million and 00/100 Dollars ($50,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (v) above, including, but not limited to, supplemental coverage for employer liability and automobile liability, which umbrella liability coverage shall apply in excess of the automobile liability coverage in clause (vi) above;

                        (ix) the insurance required under this Section 6.1(a)
                  above shall cover perils of terrorism and acts of terrorism and Borrower shall maintain insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Sections 6.1(a) above at all times during the term of the Loan; and

                        (x) upon sixty (60) days written notice, such other
                  reasonable insurance, including, but not limited to, sinkhole or land subsidence insurance, and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

                  (b) All insurance provided for in Section 6.1(a) hereof, shall be obtained under valid and enforceable policies (collectively, the "Policies" or in the singular, the "Policy"), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of "AA" or better (and the equivalent thereof) by at least two (2) of the Rating Agencies rating the Securities (one (1) of which shall be S&P if they are rating the Securities and one (1) of which will be Moody's if they are rating the Securities), or if only one (1) Rating Agency is rating the Securities, then only by such Rating Agency. The Policies described in Section
6.1 hereof (other than those strictly limited to liability protection) shall designate Lender as loss payee. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "Insurance Premiums"), shall be delivered by Borrower to Lender.

                  (c) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 6.1(a) hereof.

                  (d) All Policies provided for or contemplated by Section 6.1(a) hereof, except for the Policy referenced in Section 6.1(a)(vii) of this Agreement, shall name Borrower as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

                  (e) All Policies shall contain clauses or endorsements to the effect that:

                        (i) no act or negligence of Borrower, or anyone acting
                  for Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

                        (ii) the Policy shall not be materially changed (other
                  than to increase the coverage provided thereby) or canceled without at least thirty (30) days written notice to Lender and any other party named therein as an additional insured;

                        (iii) the issuers thereof shall give written notice to
                  Lender if the Policy has not been renewed thirty (30) days prior to its expiration; and

                        (iv) Lender shall not be liable for any Insurance
                  Premiums thereon or subject to any assessments thereunder.

                  (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate after three (3) Business Days notice to Borrower if prior to the date upon which any such coverage will lapse or at any time Lender deems necessary (regardless of prior notice to Borrower) to avoid the lapse of any such coverage. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.

                  SECTION 6.2 CASUALTY. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the Restoration of the Property pursuant to Section 6.4 hereof as nearly as possible to the condition the Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section
6.4 hereof. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may participate in any settlement discussions with any insurance companies (and shall approve the final settlement, which approval shall not be unreasonably withheld or delayed) with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than One Million and 00/100 Dollars ($1,000,000.00) and Borrower shall deliver to Lender all instruments required by Lender to permit such participation.

                  SECTION 6.3 CONDEMNATION. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of the Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If any portion of the Property is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property pursuant to Section 6.4 hereof and otherwise comply with the provisions of
Section 6.4 hereof. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

                  SECTION 6.4 RESTORATION. The following provisions shall apply in connection with the Restoration of the Property:

                  (a) If the Net Proceeds shall be less than One Million and 00/100 Dollars ($1,000,000.00) and the costs of completing the Restoration shall be less than One Million and 00/100 Dollars ($1,000,000.00), the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) hereof are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

                  (b) If the Net Proceeds are equal to or greater than One Million and 00/100 Dollars ($1,000,000.00) or the costs of completing the Restoration is equal to or greater than One Million and 00/100 Dollars ($1,000,000.00) Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4. The term "Net Proceeds" for purposes of this Section 6.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1 (a)(i), (iv), (ix) and (x) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Insurance Proceeds"), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Condemnation Proceeds"), whichever the case may be.

                        (i) The Net Proceeds shall be made available to Borrower
                  for Restoration provided that each of the following conditions are met:

                           (A) no Event of Default shall have occurred and be
                        continuing;

                           (B) (1) in the event the Net Proceeds are Insurance
                        Proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is located on such land;

                           (C) Leases demising in the aggregate a percentage
                        amount equal to or greater than the Rentable Space Percentage of the total rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and Borrower and/or Tenant, as applicable under the respective Lease, will make all necessary repairs and restorations thereto at their sole cost and expense. The term "Rentable Space Percentage" shall mean (1) in the event the Net Proceeds are Insurance Proceeds, a percentage amount equal to ninety percent (90%) and (2) in the event the Net Proceeds are Condemnation Proceeds, a percentage amount equal to ninety percent (90%);

                           (D) Borrower shall commence the Restoration as soon
                        as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

                           (E) Lender shall be satisfied that any operating
                        deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(ii) hereof, if applicable, or (3) by other funds of Borrower;

                           (F) Lender shall be satisfied that the Restoration
                        will be completed on or before the earliest to occur of
                        (1) six (6) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Leases, (3) such time as may be required under all applicable Legal Requirements in order to repair and restore the Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable, or (4) the expiration of the insurance coverage referred to in Section 6.1(a)(ii) hereof;

                           (G) the Property and the use thereof after the
                        Restoration will be in compliance with and permitted under all applicable Legal Requirements;

                           (H) the Restoration shall be done and completed by
                        Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

                           (I) such Casualty or Condemnation, as applicable,
                        does not result in the loss of access to the Property or the Improvements;

                           (J) the Debt Service Coverage Ratio for the Property,
                        after giving effect to the Restoration, shall be equal to or greater than 1.05 to 1.0;

                           (K) Borrower shall deliver, or cause to be delivered,
                        to Lender a signed detailed budget approved in writing by Borrower's architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Lender; and

                           (L) the Net Proceeds together with any cash or cash
                        equivalent deposited by Borrower with Lender are sufficient in Lender's discretion to cover the cost of the Restoration.

                        (ii) The Net Proceeds shall be held by Lender in an
                  interest-bearing account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and Other Obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

                        (iii) All plans and specifications required in
                  connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the "Casualty Consultant"). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower.

                        (iv) In no event shall Lender be obligated to make
                  disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "Casualty Retainage" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

                        (v) Lender shall not be obligated to make disbursements
                  of the Net Proceeds more frequently than once every calendar month.

                        (vi) If at any time the Net Proceeds or the undisbursed
                  balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and Other Obligations under the Loan Documents.

                        (vii) The excess, if any, of the Net Proceeds (and the
                  remaining balance, if any, of the Net Proceeds Deficiency) deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be deposited in the Cash Management Account to be disbursed in accordance with the Cash Management Agreement, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

                  (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) hereof may be retained and applied by Lender toward the payment of the Debt in accordance with Section 2.4.2 hereof, whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its discretion.

                  (d) In the event of foreclosure of the Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

                  VII. RESERVE FUNDS

                  SECTION 7.1 REQUIRED REPAIRS.

                  7.1.1 DEPOSITS. Borrower shall perform the repairs at the Property, as more particularly set forth on Schedule II hereto (such repairs hereinafter referred to as "Required Repairs"). Borrower shall complete the Required Repairs on or before the required deadline for each repair as set forth on Schedule II. It shall be an Event of Default under this Agreement if (a) Borrower does not complete the Required Repairs at the Property by the required deadline for each repair as set forth on Schedule II, or (b) Borrower does not satisfy each condition contained in Section 7.1.2 hereof. Upon the occurrence of such an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Required Repairs at the Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents. On the Closing Date, Borrower shall deposit with Lender the amount for the Property set forth on such Schedule II hereto to perform the Required Repairs for the Property. Amounts so deposited with Lender shall be held by Lender in accordance with Section 7.5 hereof. Amounts so deposited shall hereinafter be referred to as Borrower's "Required Repair Fund" and the account in which such amounts are held shall hereinafter be referred to as Borrower's "Required Repair Account".

                  7.1.2 RELEASE OF REQUIRED REPAIR FUNDS. Lender shall disburse to Borrower the Required Repair Funds from the Required Repair Account from time to time upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a written request for payment to Lender at least thirty
(30) days prior to the date on which Borrower requests such payment be made and specifies the Required Repairs to be paid, (b) on the date such request is received by Lender and on the date such payment is to be made, no Default or Event of Default shall exist and remain uncured, (c) Lender shall have received an Officers' Certificate (i) stating that all Required Repairs to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Required Repairs, (ii) identifying each Person that supplied materials or labor in connection with the Required Repairs to be funded by the requested disbursement, and (iii) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such Officers' Certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (d) at Lender's option, a title search for the Property indicating that the Property is free from all liens, claims and other encumbrances not previously approved by Lender, and (e) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to make disbursements from the Required Repair Account with respect to the Property unless such requested disbursement is in an amount greater than Twenty-five Thousand and 00/100 Dollars ($25,000.00) (or a lesser amount if the total amount in the Required Repair Account is less than Twenty-five Thousand and 00/100 Dollars ($25,000.00), in which case only one disbursement of the amount remaining in the account shall be made) and such disbursement shall be made only upon satisfaction of each condition contained in this Section 7.1.2.

                  SECTION 7.2 TAX AND INSURANCE ESCROW FUND. Borrower shall pay to Lender on each Payment Date (a) one-twelfth (1/12)of the Taxes and Other Charges that Lender estimates will be payable during the next ensuing twelve
(12) months in order to accumulate with Lender sufficient funds to pay all such Taxes and Other Charges at least thirty (30) days prior to their respective due dates, and (b) one-twelfth (1/12) of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the "Tax and Insurance Escrow Fund"). The Tax and Insurance Escrow Fund and the Monthly Debt Service Payment Amount, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1.2 hereof and under the Mortgage. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes, Other Charges and Insurance Premiums pursuant to Section 5.1.2 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to Borrower. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes, Other Charges and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to the due date of the Taxes and Other Charges and/or thirty (30) days prior to expiration of the Policies, as the case may be. Notwithstanding anything contained in this
Section 7.2 to the contrary, Borrower shall not be required to make monthly escrow payments to Tax and Insurance Escrow Fund for Insurance Premiums so long as (i) no Event of Default exists hereunder (or under any of the other Loan Documents), (ii) Borrower maintains a blanket insurance policy including the Property and (iii) Borrower provides evidence reasonably acceptable to Lender that such Insurance Premiums due under said blanket policy have been paid on or before the due date therefore.

                  SECTION 7.3 REPLACEMENTS AND REPLACEMENT RESERVE.

                  7.3.1 REPLACEMENT RESERVE FUND. Borrower shall pay to Lender on each Payment Date one-twelfth (1/12) of $22,576.00 [$0.15 psf] (the "Replacement Reserve Monthly Deposit") reasonably estimated by Lender in its sole discretion to be due for replacements and repairs required to be made to the Property during the calendar year (collectively, the "Replacements"). Amounts so deposited shall hereinafter be referred to as Borrower's "Replacement Reserve Fund" and the account in which such amounts are held shall hereinafter be referred to as Borrower's "Replacement Reserve Account". Lender may reassess its estimate of the amount necessary for the Replacement Reserve Fund from time to time, and may increase the monthly amounts required to be deposited into the Replacement Reserve Fund upon thirty (30) days notice to Borrower if Lender determines in its reasonable discretion that an increase is necessary to maintain the proper maintenance and operation of the Property.

                  7.3.2 DISBURSEMENTS FROM REPLACEMENT RESERVE ACCOUNT. (a) Lender shall make disbursements from the Replacement Reserve Account to pay Borrower only for the costs of the Replacements. Lender shall not be obligated to make disbursements from the Replacement Reserve Account to reimburse Borrower for the costs of routine maintenance to the Property, replacements of inventory or for costs which are to be reimbursed from the Required Repair Fund or Rollover Reserve Fund.

                  (b) Lender shall, upon written request from Borrower and satisfaction of the requirements set forth in this Section 7.3.2, disburse to Borrower amounts from the Replacement Reserve Account necessary to pay for the actual approved costs of Replacements or to reimburse Borrower therefor, upon completion of such Replacements (or, upon partial completion in the case of Replacements made pursuant to Section 7.3.2(e) hereof) as determined by Lender. In no event shall Lender be obligated to disburse funds from the Replacement Reserve Account if a Default or an Event of Default exists.

                  (c) Each request for disbursement from the Replacement Reserve Account shall be in a form specified or approved by Lender and shall specify (i) the specific Replacements for which the disbursement is requested, (ii) the quantity and price of each item purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each Replacement for which such request for disbursement is made. With each request Borrower shall certify that all Replacements have been made in accordance with all applicable Legal Requirements of any Governmental Authority having jurisdiction over the Property. Each request for disbursement shall include copies of invoices for all items or materials purchased and all contracted labor or services provided and, unless Lender has agreed to issue joint checks as described below in connection with a particular Replacement, each request shall include evidence satisfactory to Lender of payment of all such amounts. Except as provided in Section 7.3.2(e) hereof, each request for disbursement from the Replacement Reserve Account shall be made only after completion of the Replacement for which disbursement is requested. Borrower shall provide Lender evidence of completion of the subject Replacement satisfactory to Lender in its reasonable judgment.

                  (d) Borrower shall pay all invoices in connection with the Replacements with respect to which a disbursement is requested prior to submitting such request for disbursement from the Replacement Reserve Account or, at the request of Borrower, Lender will issue joint checks, payable to Borrower and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with a Replacement. In the case of payments made by joint check, Lender may require a waiver of lien from each Person receiving payment prior to Lender's disbursement from the Replacement Reserve Account. In addition, as a condition to any disbursement, Lender may require Borrower to obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than Twenty-five Thousand and 00/100 Dollars ($25,000.00) for completion of its work or delivery of its materials. Any lien waiver delivered hereunder shall conform to the requirements of applicable law and shall cover all work performed and materials supplied (including equipment and fixtures) for the Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current reimbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request).

                  (e) If (i) the cost of a Replacement exceeds Twenty-five Thousand and 00/100 Dollars ($25,000.00), (ii) the contractor performing such Replacement requires periodic payments pursuant to terms of a written contract, and (iii) Lender has approved in writing in advance such periodic payments, a request for reimbursement from the Replacement Reserve Account may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of the work, (B) the materials for which the request is made are on site at the Property and are properly secured or have been installed in the Property, (C) all other conditions in this Agreement for disbursement have been satisfied, (D) funds remaining in the Replacement Reserve Account are, in Lender's judgment, sufficient to complete such Replacement and other Replacements when required, and (E) if required by Lender, each contractor or subcontractor receiving payments under such contract shall provide a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor.

                  (f) Borrower shall not make a request for disbursement from the Replacement Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request shall not be less than Twenty-five Thousand and 00/100 Dollars ($25,000.00).

                  7.3.3 PERFORMANCE OF REPLACEMENTS. (a) Borrower shall make Replacements when required in order to keep the Property in condition and repair consistent with other first class, full service shopping centers in the same market segment in the metropolitan area in which the Property is located, and to keep the Property or any portion thereof from deteriorating. Borrower shall complete all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

                  (b) Lender reserves the right, at its option, to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Replacements. Upon Lender's request, Borrower shall assign any contract or subcontract to Lender.

                  (c) In the event Lender determines in its reasonable discretion that any Replacement is not being performed in a workmanlike or timely manner or that any Replacement has not been completed in a workmanlike or timely manner, Lender shall have the option to withhold disbursement for such unsatisfactory Replacement and to proceed under existing contracts or to contract with third parties to complete such Replacement and to apply the Replacement Reserve Fund toward the labor and materials necessary to complete such Replacement, without providing any prior notice to Borrower and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

                  (d) In order to facilitate Lender's completion or making of such Replacements pursuant to Section 7.3.3(c) above, Borrower grants Lender the right to enter onto the Property and perform any and all work and labor necessary to complete or make such Replacements and/or employ watchmen to protect the Property from damage. All sums so expended by Lender, to the extent not from the Replacement Reserve Fund, shall be deemed to have been advanced under the Loan to Borrower and secured by the Mortgage. For this purpose Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake such Replacements in the name of Borrower. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney-in-fact as follows: (i) to use any funds in the Replacement Reserve Account for the purpose of making or completing such Replacements; (ii) to make such additions, changes and corrections to such Replacements as shall be necessary or desirable to complete such Replacements; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against the Property, or as may be necessary or desirable for the completion of such Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with the Property or the rehabilitation and repair of the Property; and (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Agreement.

                  (e) Nothing in this Section 7.3.3 shall: (i) make Lender responsible for making or completing any Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Fund to make or complete any Replacement; (iii) obligate Lender to proceed with any Replacements; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Replacement.

                  (f) Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties making Replacements pursuant to this Section 7.3.3 to enter onto the Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at the Property, and to complete any Replacements made pursuant to this Section 7.3.3. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other persons described above in connection with inspections described in this Section 7.3.3(f) or the completion of Replacements pursuant to this Section 7.3.3.

                  (g) Lender may require an inspection of the Property at Borrower's expense prior to making a monthly disbursement from the Replacement Reserve Account in order to verify completion of the Replacements for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve Account. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

                  (h) The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialmen's or other liens (except for those Liens existing on the date of this Agreement which have been approved in writing by Lender).

                  (i) Before each disbursement from the Replacement Reserve Account, Lender may require Borrower to provide Lender with a search of title to the Property effective to the date of the disbursement, which search shows that no mechanic's or materialmen's liens or other liens of any nature have been placed against the Property since the date of recordation of the related Mortgage and that title to the Property is free and clear of all Liens (other than the lien of the related Mortgage and any other Liens previously approved in writing by Lender, if any).

                  (j) All Replacements shall comply with all applicable Legal Requirements of all Governmental Authorities having jurisdiction over the Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

                  (k) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. Certified copies of such policies shall be delivered to Lender.

                  7.3.4 FAILURE TO MAKE REPLACEMENTS. (a) It shall be an Event of Default under this Agreement if Borrower fails to comply with any provision of this Section 7.3 and such failure is not cured within thirty (30) days after notice from Lender. Upon the occurrence of such an Event of Default, Lender may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including but not limited to completion of the Replacements as provided in
Section 7.3.3, or for any other repair or replacement to the Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply the Replacement Reserve Fund shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

                  (b) Nothing in this Agreement shall obligate Lender to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority.

                  7.3.5 BALANCE IN THE REPLACEMENT RESERVE ACCOUNT. The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

                  SECTION 7.4 ROLLOVER RESERVE.

                  7.4.1 DEPOSITS TO ROLLOVER RESERVE FUND. Borrower shall pay to Lender on each Payment Date the sum of $3,583.33, which amounts shall be deposited with and held by Lender for tenant improvement and leasing commission obligations incurred following the date hereof. Amounts so deposited shall hereinafter be referred to as the "Rollover Reserve Fund" and the account to which such amounts are held shall hereinafter be referred to as the "Rollover Reserve Account".

                  7.4.2 WITHDRAWAL OF ROLLOVER RESERVE FUNDS. Lender shall make disbursements from the Rollover Escrow Fund for tenant improvement and leasing commission obligations incurred by Borrower. All such expenses shall be approved by Lender in its sole discretion. Lender shall make disbursements as requested by Borrower on a quarterly basis in increments of no less than $5,000.00 upon delivery by Borrower of Lender's standard form of draw request accompanied by copies of paid invoices for the amounts requested and, if required by Lender, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Lender may require an inspection of the Property at Borrower's expense prior to making a quarterly disbursement in order to verify completion of improvements for which reimbursement is sought. All earnings or interest on the Rollover Escrow Fund shall be and become part of such Rollover Escrow Fund and shall be disbursed as provided in this Section 7.4.

                  SECTION 7.5 RESERVE FUNDS, GENERALLY. Borrower grants to Lender a first-priority perfected security interest in each of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Debt. Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion. The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender. The Reserve Funds shall be held in an Eligible Account in Permitted Investments in accordance with the terms and provisions of the Cash Management Agreement. All interest on a Reserve Fund shall not be added to or become a part thereof and shall be the sole property of and shall be paid to Lender, except the Rollover Escrow Fund. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest earned on the Reserve Funds credited or paid to Borrower. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. Lender shall not be liable for any loss sustained on the investment of any funds constituting the Reserve Funds. Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established. Borrower shall assign to Lender all rights and claims Borrower may have against all persons or entities supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

                  VIII. DEFAULTS

                  SECTION 8.1 EVENT OF DEFAULT. (a) Each of the following events shall constitute an event of default hereunder (an "Event of Default"):

                        (i) if any portion of the Debt is not paid within five
                  (5) days of the date when due (except that Borrower shall not be afforded such 5-day cure period for the portion of the Debt due and payable on the Maturity Date);

                        (ii) if any of the Taxes (other than Taxes being
                  contested pursuant to Section 5.1.2 of this Agreement) are not paid when the same are due and payable or Other Charges are not paid within five (5) days after the date that the same are due and payable;

                        (iii) if the Policies are not kept in full force and
                  effect, or if certified copies of the Policies are not delivered to Lender upon request;

                        (iv) if Borrower Transfers or otherwise encumbers any
                  portion of the Property without Lender's prior written consent in violation of the provisions of this Agreement and Article 6 of the Mortgage;

                        (v) if any material representation or warranty made by
                  Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

                        (vi) if Borrower, Principal, Guarantor or any other
                  guarantor under any guaranty issued in connection with the Loan shall make an assignment for the benefit of creditors;

                        (vii) if a receiver, liquidator or trustee shall be
                  appointed for Borrower, Principal, Guarantor or any other guarantor under any guarantee issued in connection with the Loan or if Borrower, Principal, Guarantor or such other guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Principal, Guarantor or such other guarantor, or if any proceeding for the dissolution or liquidation of Borrower, Principal, Guarantor or such other guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Principal, Guarantor or such other guarantor, upon the same not being discharged, stayed or dismissed within ninety (90) days;

                        (viii) if Borrower attempts to assign its rights under
                  this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

                        (ix) if Borrower breaches any covenant contained in
                  Section 4.1.30 hereof;

                        (x) with respect to any term, covenant or provision set
                  forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

                        (xi) if any of the assumptions contained in the
                  Insolvency Opinion delivered to Lender in connection with the Loan, or in any Additional Insolvency Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

                        (xii) if a material default has occurred and continues
                  beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) and if such default permits the Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement);

                        (xiii) if Borrower shall continue to be in Default under
                  any of the terms, covenants or conditions of Section 9.1 hereof, or fails to cooperate with Lender in connection with a Securitization pursuant to the provisions of Section 9.1 hereof, for three (3) days after notice to Borrower from Lender;

                        (xiv) if Borrower shall continue to be in Default under
                  any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xii) above, for twenty (20) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days; or

                        (xv) if there shall be default under any of the other
                  Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower or the Property, or if any other such event shall occur or condition shall exist, if the effect of such default, event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

                  (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any or all of the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and Other Obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                  SECTION 8.2 REMEDIES. (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

                  (b) With respect to Borrower and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Property for the satisfaction of any of the Debt in any preference or priority, and Lender may seek satisfaction out of the Property, or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Mortgage to recover such delinquent payments or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgage to secure payment of sums secured by the Mortgage and not previously recovered.

                  (c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "Severed Loan Documents") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. Borrower shall be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

                  SECTION 8.3 REMEDIES CUMULATIVE; WAIVERS. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

                  IX. SPECIAL PROVISIONS

                  SECTION 9.1 SECURITIZATION.

                  9.1.1 SALE OF NOTES AND SECURITIZATION. Borrower acknowledges and agrees that Lender may sell all or any portion of the Loan and the Loan Documents, or issue one or more participations therein, or consummate one or more private or public securitizations of rated single- or multi-class securities (the "Securities") secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that include the Loan and the Loan Documents (such sales, participations and/or securitizations, collectively, a "Securitization"). At the request of Lender, and to the extent not already required to be provided by or on behalf of Borrower under this Agreement, Borrower shall use reasonable efforts to provide information not in the possession of Lender or which may be reasonably required by Lender or take other actions reasonably required by Lender, in each case in order to satisfy the market standards to which Lender customarily adheres or which may be reasonably required by prospective investors and/or the Rating Agencies in connection with any such Securitization including, without limitation, to:

                  (a) provide additional and/or updated Provided Information, together with appropriate verification and/or consents related to the Provided Information through letters of auditors or opinions of counsel of independent attorneys reasonably acceptable to Lender, prospective investors and/or the Rating Agencies;

                  (b) assist in preparing descriptive materials for presentations to any or all of the Rating Agencies, and work with, and if requested, supervise, third-party service providers engaged by Borrower and approved by Lender, Principal and their respective affiliates to obtain, collect, and deliver information requested or required by Lender, prospective investors and/or the Rating Agencies;

                  (c) deliver (i) an Additional Insolvency Opinion and an opinion with respect to, due execution and enforceability with respect to the Property, Borrower, Principal, Guarantor and their respective Affiliates and the Loan Documents, including, without limitation, a so called "10b-5" opinion, and
(ii) revised organizational documents for Borrower, which counsel opinions and organizational documents shall be reasonably satisfactory to Lender, prospective investors and/or the Rating Agencies;

                  (d) if required by any prospective investor and/or any Rating Agency, use commercially reasonable efforts to deliver such additional tenant estoppel letters, subordination agreements or other agreements from parties to agreements that affect the Property, which estoppel letters, subordination agreements or other agreements shall be reasonably satisfactory to Lender, prospective investors and/or the Rating Agencies;

                  (e) make such representations and warranties as of the closing date of the Securitization with respect to the Property, Borrower, Principal, Guarantor and the Loan Documents as may be reasonably requested by Lender, prospective investors and/or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents;

                  (f) execute such amendments to the Loan Documents as may be requested by Lender, prospective investors and/or the Rating Agencies to effect the Securitization;

                  (g) if requested by Lender, review any information regarding the Property, Borrower, Principal, Guarantor, Manager and the Loan which is contained in a preliminary or final private placement memorandum, prospectus, prospectus supplement (including any amendment or supplement to either thereof), or other disclosure document to be used by Lender or any affiliate thereof; and

                  (h) supply to Lender such documentation, financial statements and reports in form and substance required in order to comply with any applicable securities laws.

                  9.1.2 LOAN COMPONENTS. Borrower covenants and agrees that in connection with any Securitization of the Loan, upon Lender's request Borrower shall deliver one or more new component notes to replace the original note or modify the original note to reflect multiple components of the Loan or create one or more mezzanine loans (including amending Borrower's organizational structure to provide for one or more mezzanine borrowers) [or re-size the Components of the Loan] (each a "RESIZING EVENT"). Lender agrees that such new notes or modified note or mezzanine notes [or re-sized Components] shall immediately after the Resizing Event have the same initial weighted average coupon as the original note prior to such Resizing Event, notwithstanding that such new notes or modified note or mezzanine notes or [re-sized Component] may, in connection with the application of principal to such new notes or modified note or mezzanine notes [or re-sized Components], subsequently cause the weighted average spread of such new notes or modified note or mezzanine notes [or re-sized Components] to change (but not increase, except that the weighted average spread may subsequently increase due to involuntary prepayments or if an Event of Default shall occur) and apply principal, interest rates and amortization of the Loan between such new components and/or mezzanine loans in a manner specified by Lender in its sole discretion such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum bond execution for the Loan. In connection with any Resizing Event, Borrower covenants and agrees to modify the Cash Management Agreement with respect to the newly created components and/or mezzanine loans.

                  9.1.3 SECURITIZATION COSTS. All reasonable third party costs and expenses incurred by Borrower and Guarantor in connection with Borrower's complying with requests made under this Section 9.1 (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Lender.

                  SECTION 9.2 SECURITIZATION INDEMNIFICATION. (a) Borrower understands that certain of the Provided Information may be included in Disclosure Documents in connection with the Securitization and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

                  (b) The Indemnifying Persons agree to provide, in connection with the Securitization, an indemnification agreement (A) certifying that (i) the Indemnifying Persons have carefully examined the Disclosure Documents, including without limitation, the sections entitled "Risk Factors," "Special Considerations," "Description of the Mortgages," "Description of the Mortgage Loans and Mortgaged Property," "The Manager," "The Borrower" and "Certain Legal Aspects of the Mortgage Loan," and (ii) such sections and such other information in the Disclosure Documents (to the extent such information relates to or includes any Provided Information or any information regarding the Properties, Borrower, Manager and/or the Loan) (collectively with the Provided Information, the "Covered Disclosure Information") do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) jointly and severally indemnifying Lender, BSCMI (whether or not it is the Lender), any Affiliate of BSCMI that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of BSCMI that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who Controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Indemnified Persons"), for any losses, claims, damages, liabilities, costs or expenses (including without limitation legal fees and expenses for enforcement of these obligations (collectively, the "Liabilities") to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Covered

Disclosure Information or arise out of or are based upon the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Person, as they are incurred, in connection with investigating or defending the Liabilities. This indemnity agreement will be in addition to any liability which Borrower may otherwise have. Moreover, the indemnification and reimbursement obligations provided for in clauses (B) and (C) above shall be effective, valid and binding obligations of the Indemnifying Persons whether or not an indemnification agreement described in clause (A) above is provided.

                  (c) In connection with Exchange Act Filings, the Indemnifying Persons jointly and severally agree to indemnify (i) the Indemnified Persons for Liabilities to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in the Covered Disclosure Information, or the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (ii) reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Persons, as they are incurred, in connection with defending or investigating the Liabilities.

                  (d) Promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action, the Indemnified Person shall, if a claim in respect thereof is to be made against any Indemnifying Person, notify such Indemnifying Person in writing of the claim or the commencement of that action; provided, however, that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have under the indemnification provisions of this Section 9.2 except to the extent that it has been materially prejudiced by such failure and, provided further that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have to an Indemnified Person otherwise than under the provisions of this Section 9.2. If any such claim or action shall be brought against an Indemnified Person, and it shall notify any Indemnifying Person thereof, such Indemnifying Person shall be entitled to participate therein and, to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. After notice from any Indemnifying Person to the Indemnified Person of its election to assume the defense of such claim or action, such Indemnifying Person shall not be liable to the Indemnified Person for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof except as provided in the following sentence; provided, however, if the defendants in any such action include both an Indemnifying Person, on the one hand, and one or more Indemnified Persons on the other hand, and an Indemnified Person shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Persons that are different or in addition to those available to the Indemnifying Person, the Indemnified Person or Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or Persons. The Indemnified Person shall instruct its counsel to maintain reasonably detailed billing records for fees and disbursements for which such Indemnified Person is seeking reimbursement hereunder and shall submit copies of such detailed billing records to substantiate that such counsel's fees and disbursements are solely related to the defense of a claim for which the Indemnifying Person is required hereunder to indemnify such Indemnified Person. No Indemnifying Person shall be liable for the expenses of more than one (1) such separate counsel unless such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another Indemnified Person.

                  (e) Without the prior written consent of BSCMI (which consent shall not be unreasonably withheld or delayed), no Indemnifying Person shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless the Indemnifying Person shall have given BSCMI reasonable prior written notice thereof and shall have obtained an unconditional release of each Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceedings. As long as an Indemnifying Person has complied with its obligations to defend and indemnify hereunder, such Indemnifying Person shall not be liable for any settlement made by any Indemnified Person without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld or delayed).

                  (f) The Indemnifying Persons agree that if any indemnification or reimbursement sought pursuant to this Section 9.2 is finally judicially determined to be unavailable for any reason or is insufficient to hold any Indemnified Person harmless (with respect only to the Liabilities that are the subject of this Section 9.2), then the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, shall contribute to the Liabilities for which such indemnification or reimbursement is held unavailable or is insufficient: (x) in such proportion as is appropriate to reflect the relative benefits to the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, from the transactions to which such indemnification or reimbursement relates; or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) but also the relative faults of the Indemnifying Persons, on the one hand, and all Indemnified Persons, on the other hand, as well as any other equitable considerations. Notwithstanding the provisions of this Section 9.2, (A) no party found liable for a fraudulent misrepresentation shall be entitled to contribution from any other party who is not also found liable for such fraudulent misrepresentation, and (B) the Indemnifying Persons agree that in no event shall the amount to be contributed by the Indemnified Persons collectively pursuant to this paragraph exceed the amount of the fees actually received by the Indemnified Persons in connection with the closing of the Loan.

                  (g) The Indemnifying Persons agree that the indemnification, contribution and reimbursement obligations set forth in this Section 9.2 shall apply whether or not any Indemnified Person is a formal party to any lawsuits, claims or other proceedings. The Indemnifying Persons further agree that the Indemnified Persons are intended third party beneficiaries under this Section 9.2.

                  (h) The liabilities and obligations of the Indemnified Persons and the Indemnifying Persons under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

                  (i) Notwithstanding anything to the contrary contained herein, Borrower shall have no obligation to act as depositor with respect to the Loan or an issuer or registrant with respect to the Securities issued in any Securitization.

                  SECTION 9.3 EXCULPATION. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgage or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents;
(b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of any of the Assignment of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Mortgage or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property; or
(g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

                        (i) fraud or intentional misrepresentation by Borrower
                  or Principal or Guarantor in connection with the Loan;

                        (ii) the gross negligence or willful misconduct of
                  Borrower;

                        (iii) the breach of any representation, warranty,
                  covenant or indemnification provision in the Environmental Indemnity Agreement or in the Mortgage concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

                        (iv) the removal or disposal of any portion of the
                  Property after an Event of Default;

                        (v) the misapplication or conversion by Borrower of (A)
                  any Insurance Proceeds paid by reason of any loss, damage or destruction to the Property, (B) any Awards received in connection with a Condemnation of all or a portion of the Property, (C) any Rents following an Event of Default, or (D) any Rents paid more than one month in advance;

                        (vi) failure to pay charges for labor or materials or
                  other charges that can create Liens on any portion of the Property; and

                        (vii) any security deposits, advance deposits or any
                  other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof.

                  Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgage or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower (i) in the event of: (a) Borrower filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, in which Borrower colludes with, or otherwise assists such Person, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person; (c) Borrower filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (d) Borrower consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property; (e) Borrower making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (ii) if the first full monthly payment of principal and interest on the Note is not paid when due;
(iii) if Borrower fails to permit on-site inspections of the Property, fails to provide financial information, fails to maintain its status as a Single Purpose Entity or fails to appoint a new property manager upon the request of Lender as permitted under this Agreement, each as required by, and in accordance with, the terms and provisions of this Agreement or the Mortgage; (iv) if Borrower fails to obtain Lender's prior written consent to any Indebtedness or voluntary Lien encumbering the Property; or (v) if Borrower fails to obtain Lender's prior written consent to any Transfer as required by this Agreement or the Mortgage.

                  SECTION 9.4 MATTERS CONCERNING MANAGER. If (a) an Event of Default occurs, (b) Manager shall become bankrupt or insolvent or (c) a default occurs under the Management Agreement, Borrower shall, at the request of Lender, terminate the Management Agreement and replace the Manager with a Qualified Manager pursuant to a Replacement Management Agreement, it being understood and agreed that the management fee for such Qualified Manager shall not exceed then prevailing market rates.

                  SECTION 9.5 SERVICER. At the option of Lender, the Loan may be serviced by a servicer/trustee (any such servicer/trustee, together with its agents, nominees or designees, are collectively referred to as "Servicer") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to Servicer pursuant to a servicing agreement (the "Servicing Agreement") between Lender and Servicer. Borrower shall be responsible for any reasonable set-up fees or any other initial costs relating to or arising under the Servicing Agreement; provided, however, that Borrower shall not be responsible for payment of the monthly servicing fee due to Servicer under the Servicing Agreement.

                  X. MISCELLANEOUS

                  SECTION 10.1 SURVIVAL. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

                  SECTION 10.2 LENDER'S DISCRETION. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

                  SECTION 10.3 GOVERNING LAW.

                  (a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED

ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                  (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

                  Corporation Service Company
                  2711 Centerville Road, Suite 400
                  Wilmington, DE 19808


AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

                  SECTION 10.4 MODIFICATION, WAIVER IN WRITING. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

                  SECTION 10.5 DELAY NOT A WAIVER. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

                  SECTION 10.6 NOTICES. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

                  If to Lender:    Bear Stearns Commercial Mortgage, Inc.
                                   383 Madison Avenue
                                   New York, New York 10179
                                   Attention: J. Christopher Hoeffel
                                   Facsimile No.: (212) 272-7047

                  with a copy to:  Kelley Drye & Warren LLP
                                   101 Park Avenue
                                   New York, New York 10178
                                   Attention: Paul A. Keenan, Esq.
                                   Facsimile No.: (212) 808-7897

                  If to Borrower:  c/o Acadia Realty Trust
                                   1311 Mamaroneck Avenue, Suite 260
                                   White Plains, New York  10605
                                   Attention: Mr. Michael Nelsen, Chief
                                              Financial Officer
                                   Facsimile No.: (914) 288.2162

                  With a copy to:  Acadia Realty Trust
                                   1311 Mamaroneck Avenue, Suite 260
                                   White Plains, New York  10605
                                   Attention: Robert Masters, Esq., General
                                              Counsel
                                   Facsimile No.: (914) 288.2162

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender's receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming.

                  SECTION 10.7 TRIAL BY JURY.

                  BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

                  SECTION 10.8 HEADINGS. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  SECTION 10.9 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  SECTION 10.10 PREFERENCES. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

                  SECTION 10.11 WAIVER OF NOTICE. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

                  SECTION 10.12 REMEDIES OF BORROWER. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

                  SECTION 10.13 EXPENSES; INDEMNITY. (a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (ii) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property (including any fees incurred by Servicer in connection with the transfer of the Loan to a special servicer prior to a Default or Event of Default) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Lockbox Account or Cash Management Account, as applicable.

                  (b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the "Indemnified Liabilities"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

                  (c) Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

                  SECTION 10.14 SCHEDULES INCORPORATED. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

                  SECTION 10.15 OFFSETS, COUNTERCLAIMS AND DEFENSES. Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

                  SECTION 10.16 NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY BENEFICIARIES. (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

                  (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

                  SECTION 10.17 PUBLICITY. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, BSCMI, or any of their Affiliates shall be subject to the prior written approval of Lender.

                  SECTION 10.18 WAIVER OF MARSHALLING OF ASSETS. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

                  SECTION 10.19 WAIVER OF COUNTERCLAIM. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

                  SECTION 10.20 CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

                  SECTION 10.21 BROKERS AND FINANCIAL ADVISORS. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

                  SECTION 10.22 PRIOR AGREEMENTS. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the Application Letter dated October 28, 2005 (as amended) between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

                  SECTION 10.23 JOINT AND SEVERAL LIABILITY. If Borrower consists of more than one (1) Person the obligations and liabilities of each Person shall be joint and several.

                  SECTION 10.24 CERTAIN ADDITIONAL RIGHTS OF LENDER (VCOC). Notwithstanding anything to the contrary contained in this Agreement, Lender shall have:

                  (a) the right to routinely consult with and advise Borrower's management regarding the significant business activities and business and financial developments of Borrower; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances. Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times and upon reasonable advance notice;

                  (b) the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower at any reasonable times upon reasonable notice;

                  (c) the right, in accordance with the terms of this Agreement, including, without limitation, Section 5.1.11 hereof, to receive monthly, quarterly and year end financial reports, including balance sheets, statements of income, shareholder's equity and cash flow, a management report and schedules of outstanding indebtedness; and

                  (d) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower of any other significant property (other than personal property required for the day to day operation of the Property).

The rights described above in this Section 10.24 may be exercised by any entity which owns and controls, directly or indirectly, substantially all of the interests in Lender.

                  SECTION 10.25 MERS. Mortgage Electronic Registration Systems, Inc., a Delaware corporation ("MERS"), serves as mortgagee of record and secured party solely as nominee, in an administrative capacity, for Lender and only holds legal title to the interests granted, assigned, and transferred in the Security Instruments and the Assignments of Leases. MERS shall at all times comply with the instructions of Lender. If necessary to comply with law or custom, MERS (for the benefit of Lender) may be directed by Lender to exercise any or all of those interests, including without limitation, the right to foreclose and sell the Property, and take any action required of Lender, including without limitation, a release, discharge or reconveyance of the Mortgage. Subject to the foregoing, all references in the Loan Documents to "Mortgagee" shall include Lender and its successors and assigns. The relationship of Mortgagor and Lender under the Mortgage and the other Loan Documents is, and shall at all times remain, solely that of borrower and lender (the role of MERS thereunder being solely that of nominee as set forth above and not that of a lender); and Mortgagee neither undertakes nor assumes any responsibility or duty to Borrower or to any other Person with respect to the Property.




                         [NO FURTHER TEXT ON THIS PAGE]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                         RD ELMWOOD ASSOCIATES, L.P.,
                         a Delaware limited partnership

                         BY:      Acadia Elmwood Park LLC,
                                  Its general partner

                         By:___________________________
                            Name: Robert Masters
                            Title: Senior Vice President


                         BEAR STEARNS COMMERCIAL MORTGAGE, INC.,
                         a New York corporation



                         By:___________________________________________________
                         Name:
                         Title:

                                     JOINDER

                  By executing this Joinder (the "Joinder"), the undersigned ("Joinder Parties") hereby covenant, warrant and agree to comply with all of the terms and conditions set forth in Section 9.2 hereof.

                  1. WAIVERS. With respect to the obligations of the Joinder Parties pursuant to Section 9.2 hereof, to the fullest extent permitted by applicable law, each Joinder Party waives all rights and defenses of sureties, guarantors, accommodation parties and/or co-makers and agrees that its obligations under this Joinder shall be primary, absolute and unconditional, and that its obligations under this Joinder shall be unaffected by any of such rights or defenses, including:

                  (a) the unenforceability of any Loan Document against Borrower and/or any guarantor or other Joinder Party;

                  (b) any release or other action or inaction taken by Lender with respect to the collateral, the Loan, Borrower, any guarantor and/or other Joinder Party, whether or not the same may impair or destroy any subrogation rights of any Joinder Party, or constitute a legal or equitable discharge of any surety or indemnitor;

                  (c) the existence of any collateral or other security for the Loan, and any requirement that Lender pursue any of such collateral or other security, or pursue any remedies it may have against Borrower, any guarantor and/or any other Joinder Party;

                  (d) any requirement that Lender provide notice to or obtain a Joinder Party's consent to any modification, increase, extension or other amendment of the Loan, including the guaranteed obligations;

                  (e) any right of subrogation (until payment in full of the Loan, including the guaranteed obligations, and the expiration of any applicable preference period and statute of limitations for fraudulent conveyance claims);

                  (f) any defense based on any statute of limitations;

                  (g) any payment by Borrower to Lender if such payment is held to be a preference or fraudulent conveyance under bankruptcy laws or Lender is otherwise required to refund such payment to Borrower or any other party; and

                  (h) any voluntary or involuntary bankruptcy, receivership, insolvency, reorganization or similar proceeding affecting Borrower or any of its assets.

                  2. AGREEMENTS. With respect to the obligations of the Joinder Parties pursuant to Section 9.2 hereof, each Joinder Party further represents, warrants and agrees that:

                  (a) The obligations under this Joinder are enforceable against each such party and are not subject to any defenses, offsets or counterclaims;

                  (b) The provisions of this Joinder are for the benefit of Lender and its successors and assigns;

                  (c) Lender shall have the right to (i) renew, modify, extend or accelerate the Loan, (ii) pursue some or all of its remedies against Borrower, any guarantor or any Joinder Party, (iii) add, release or substitute any collateral for the Loan or party obligated thereunder, and (iv) release Borrower, any guarantor or any Joinder Party from liability, all without notice to or consent of any Joinder Party (or other Joinder Party) and without affecting the obligations of any Joinder Party (or other Joinder Party) hereunder;

                  (d) To the maximum extent permitted by law, each Joinder Party hereby knowingly, voluntarily and intentionally waives the right to a trial by jury in respect of any litigation based hereon. This waiver is a material inducement to Lender to enter into this Agreement.

                  This Joinder shall be governed by the laws of the State of New York.

Executed as of December ____, 2005.



                          ACADIA REALTY LIMITED PARTNERSHIP
                          a Delaware limited partnership

                          By:  Acadia Realty Trust,
                               its general partner


                         By:___________________________
                               Name:
                               Title:

                                   SCHEDULE I

                                   (RENT ROLL)


                                    SCH I-1

                                   SCHEDULE II

                  (REQUIRED REPAIRS - DEADLINES FOR COMPLETION)

------------------------------------------------------------------------------------------------------------------------
                                                                                                       Repair Deadline
Item                                          Quantity           Unit Cost          Immediate Cost     for Completion
--------------------------------------------- ------------------ ------------------ ------------------ -----------------
--------------------------------------------- ------------------ ------------------ ------------------ -----------------

--------------------------------------------- ------------------ ------------------ ------------------ -----------------

--------------------------------------------- ------------------ ------------------ ------------------ -----------------

--------------------------------------------- ------------------ ------------------ ------------------ -----------------

--------------------------------------------- ------------------ ------------------ ------------------ -----------------

--------------------------------------------- ------------------ ------------------ ------------------ -----------------

--------------------------------------------- ------------------ ------------------ ------------------ -----------------

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                                    SCH II-1

                                  SCHEDULE III

                       (ORGANIZATIONAL CHART OF BORROWER)

     ---------------------------------------------------------------------------------

                                     RD ELMWOOD ASSOCIATES, L.P.
                                    a Delaware limited partnership

     ---------------------------------------------------------------------------------
                  |                                                         |
                  |                                                         |
                  |                                                         |
           General Partner                                           Limited Partner
                (1%)                                                      (99%)
                  |                                                         |
                  |                                                         |
------------------------------------                      --------------------------------------

       ACADIA ELMWOOD PARK LLC                               ACADIA REALTY LIMITED PARTNERSHIP
a Delaware limited liability company                          a Delaware limited partnership

------------------------------------                      --------------------------------------
               |                                               |                        |
               |                                               |                        |
           Sole Member                                   General Partner         Limited Partners
               |                                             (98%)                    (2%)
               |                                               |                        |
               |                                               |                        |
   --------------------------                       ------------------------  ---------------------

      ACADIA REALTY LIMITED                            ACADIA REALTY TRUST
          PARTNERSHIP                                a Maryland real estate    INDIVIDUAL INVESTORS
                                                        investment trust

   --------------------------                       ------------------------  ---------------------
        |                 |
        |                 |
 General Partner   Limited Partners
      (98%)             (2%)
        |                 |
        |                 |
-----------------  ----------------

  ACADIA REALTY      INDIVIDUAL
     TRUST           INVESTORS

-----------------  ----------------


                                    SCH III-1

                               SCHEDULE 5.1.11(E)

                         (BORROWER'S 2006 ANNUAL BUDGET)



                                       2